SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

HECLA MINING COMPANY
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

April 13, 2009

     Dear Fellow Shareholders: I am pleased to invite you to join us for the Annual Meeting of Shareholders of Hecla Mining Company to be held on Friday, May 29, 2009, at 10:30 a.m., Pacific Daylight Time, at The Salvation Army, Coeur d’Alene Ray and Joan Kroc Corps Community Center, located at 1765 W. Golf Course Road, Coeur d’Alene, Idaho. The Corporate Secretary’s formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to come before the meeting.

     We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders over the Internet. We believe that the rules will allow us to provide our shareholders with the information they need, while lowering our costs for printing and delivery.

     It is important that your shares be represented at our Annual Meeting of Shareholders, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Accordingly, please exercise your right to vote by following the instructions for voting on the Important Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received an electronic or paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the Proxy Statement or on your proxy card.

     On behalf of your Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Phillips S. Baker, Jr.
President and Chief Executive Officer

Your vote is important. Please exercise your right to vote as soon as possible by following the instructions for voting on the Important Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received an electronic or paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the Proxy Statement. By doing so, you may save us the expense of additional solicitation. You can also help us make a difference by reducing our printing costs and our environmental impact by eliminating paper proxy mailings. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or Important Notice Regarding the Availability of Proxy Materials. Your consent to receive proxy materials electronically will remain in effect until cancelled.

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408
208-769-4100
___________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hecla Mining Company will be held at The Salvation Army, Coeur d’Alene Ray and Joan Kroc Corps Community Center, located at 1765 W. Golf Course Road, Coeur d’Alene, Idaho, on Friday, May 29, 2009, at 10:30 a.m., Pacific Daylight Time, for the following purposes:

(1)	To elect two members to the Board of Directors to serve for a three-year term or until their respective successors are elected and have qualified;

(2)	To ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2009; and

(3)	To act upon all other business that may properly come before the Annual Meeting of Shareholders or any adjournments or postponements thereof.

     We are not currently aware of any other business to be brought before the Annual Meeting of Shareholders. Shareholders of record at the close of business on March 31, 2009, the record date, will be entitled to vote at the Annual Meeting of Shareholders or at any adjournments or postponements thereof.

     A list of shareholders eligible to vote will be available at Hecla’s corporate offices, located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho, beginning May 15, 2009. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting of Shareholders.

     Since a majority of the outstanding shares of our common stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, please promptly vote your shares by following the instructions for voting on the Important Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received an electronic or paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the Proxy Statement and proxy card.

By Order of the Board of Directors

Michael B. White
Corporate Secretary

April 13, 2009

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 29, 2009

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HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408
208-769-4100
___________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
Friday, May 29, 2009
10:30 a.m. Pacific Daylight Time
___________

     This Proxy Statement is being furnished by the Board of Directors (“Board”) of Hecla Mining Company, a Delaware corporation (“we,” “our,” “us,” “Hecla,” or the “Company”), to holders of shares of Hecla’s common stock, par value $0.25 per share (“Common Stock”), in connection with the soliciting of proxies to be voted at our Annual Meeting of Shareholders to be held on Friday, May 29, 2009, at 10:30 a.m., Pacific Daylight Time, and any adjournments or postponements thereof (“Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Salvation Army, Coeur d’Alene Ray and Joan Kroc Corps Community Center, located at 1765 W. Golf Course Road, Coeur d’Alene, Idaho.

     This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

     The Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting and/or our Proxy Statement and 2008 Annual Report are being mailed or made available to shareholders entitled to vote at the Annual Meeting, on or about April 13, 2009.

GENERAL INFORMATION

Important Notice Regarding the Availability of Proxy Materials

     The Securities and Exchange Commission (the “SEC”) has adopted rules that permit us to provide proxy materials to our shareholders electronically by posting the materials on a publicly accessible website. Accordingly, on April 13, 2009, we began mailing the Important Notice Regarding the Availability of Proxy Materials (“Notice”) to all shareholders of record as of March 31, 2009, and posted this Proxy Statement, and our 2008 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (“Proxy Materials”) on the website referenced in the Notice. As more fully described in the Notice, all shareholders may choose to access our Proxy Materials on the website referred to in the Notice or may request to receive a printed set of our Proxy Materials. In addition, shareholders may request to receive Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis. You may also access our Proxy Materials at http://phx.corporate-ir.net/phoenix.zhtml?c=63202&p=proxy.

     When you view our Proxy Materials on the website specified in the Notice, no “cookies” or other tracking features will collect your information and your anonymity will be protected. Any e-mail address you provide solely to request a copy of the Proxy Materials will not be shared with any third party or used for any other purpose other than to facilitate delivery of the Proxy Materials.

     Importantly, the Notice will contain a 12-digit control number that you will need to access the Proxy Materials, to request printed copies of the Proxy Materials, and to vote your shares by telephone or by Internet. For this reason, we recommend that you retain the Notice through the date of our Annual Meeting.

     We will furnish to any shareholder (without charge) a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC, except for exhibits, upon written or oral request to Hecla Mining Company, Attention: Jeanne DuPont, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408; telephone: 208-769-4100. You can also access our SEC filings, including our annual reports on Form 10-K, and all amendments thereto, on the SEC website at http://www.sec.gov/edgar.shtml or on our website at http://www.hecla-mining.com.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

     The purposes of the Annual Meeting are as follows:

1.	Elect two directors to each serve a three-year term until our Annual Meeting of Shareholders in 2012;

2.	Ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2009; and

3.	Transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

Who can vote?

     Shareholders of record at the close of business on March 31, 2009 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. As of the Record Date there were 217,921,161 shares of our Common Stock outstanding. Each share of our Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Shares of our Common Stock that are held by us in our treasury are not counted as shares outstanding and will not be voted.

What is a “proxy” and “Proxy Statement?”

     A “proxy” is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated Phillips S. Baker, Jr., our President and Chief Executive Officer and Michael B. White, our Secretary, as proxies for the Annual Meeting.

     When you sign the proxy card, you appoint Phillips S. Baker, Jr., and Michael B. White as your representatives at the Annual Meeting. As your representatives, they will vote your shares at the Annual Meeting (or any adjournments or postponements) as you have instructed them on your proxy card. With proxy voting, your shares will be voted whether or not you attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting in case your plans change.

     We are not aware of any matters other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matters come before the Annual Meeting for a shareholder vote, your proxy gives authority to Phillips S. Baker, Jr., and Michael B. White to vote on such matters at their discretion.

     A “Proxy Statement” is a document that the SEC regulations require us to give you when we ask you to sign a proxy card designating Phillips S. Baker, Jr., and Michael B. White as proxies to vote on your behalf.

Why is Hecla seeking shareholder approval for only two directors?

     Our Certificate of Incorporation and Bylaws provide for a Board composed of not less than five nor more than nine persons. The directors are divided into three classes, as nearly equal in number as possible. The members of each class are elected in different years, so that only one-third of the Board is elected in any single year. We feel that the three-year term allows directors to focus on building meaningful long-term value for shareholders rather than focusing only on short-term issues, which might occur if the term were for only one year. Staggered three-year terms also have the effect of delaying the ability of the holder(s) of a majority of the Common Stock from replacing a majority of the Board, which may discourage non-negotiated attempts to change control of the Company.

Why is Hecla seeking ratification of BDO Seidman, LLP as its independent registered public accounting firm for 2009?

     Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent registered public accounting firm for the Company. However, the Board feels that it is important for the shareholders to approve the selection of BDO Seidman, LLP. The Board is asking our shareholders to ratify and approve the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2009.

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner?”

     Most of our shareholders hold their shares through a broker, financial institution or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

     If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

     If your shares are held in a stock brokerage account or by a financial institution or other nominee, you are considered the beneficial owner of shares held in “street name,” and these Proxy Materials are being forwarded to you by your broker, financial institution or nominee, which is considered with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote your shares and are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares over the Internet or otherwise provide the shareholder of record with voting instructions, your shares may constitute broker non-votes.

What are “broker non-votes?”

     Brokers holding shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Similar to abstentions, broker non-votes will be treated as shares present for quorum purposes. However, broker non-votes are not counted as votes against the proposals in question or as abstentions, nor are they counted to determine the number of votes present for a particular proposal.

     Under the current rules of the New York Stock Exchange (“NYSE”), if you hold your shares through a bank or brokerage firm and your broker delivers this Proxy Statement to you, the broker is entitled to vote your shares on the election of directors and the selection of BDO Seidman, LLP as our independent registered public accounting firm, even if you do not provide voting instructions to your broker.

Why would the Annual Meeting be postponed?

     The Annual Meeting would be postponed to a later date, if a quorum is not present on the date of the Annual Meeting, or if the proxies determine that additional time is needed to solicit votes.

What is a “quorum?”

     A quorum of shareholders is required in order to transact business at the Annual Meeting. The presence, in person or by proxy, of shareholders holding a majority of the voting power of our outstanding Common Stock shall constitute a quorum. Under Delaware law, an abstaining vote or a broker non-vote is counted as present and is, therefore, included for purposes of determining whether a quorum of shares is present at the meeting.

What shares can I vote?

     All shares of our Common Stock owned by you as of the close of business on the Record Date may be voted by you. These shares include: (i) shares held directly in your name as the shareholder of record, and (ii) shares held for you as the beneficial owner through a broker, financial institution or other nominee. Each share of Common Stock owned by you entitles you to cast one vote on each matter to be voted upon.

How do I vote?

To vote by mail:

  Mark, sign and date your proxy card; and

  Return your proxy card in the enclosed postage-paid envelope.

To vote over the Internet:

  Have your proxy card available;

  Log on to the Internet and visit the website noted on your proxy card;

  Follow the instructions provided; and

  Do not mail your proxy card.

To vote by telephone:

  Have your proxy card available;

  Call the toll-free number listed on your proxy card;

  Follow the recorded instructions; and

  Do not mail your proxy card.

To vote in person if you are a registered shareholder:

  Attend our Annual Meeting;

  Bring a valid photo identification; and

  Deliver your completed proxy card or ballot in person.

To vote in person if you hold your shares in “street name” (through a broker, financial institution or other nominee):

  Attend our Annual Meeting;

  Bring a valid photo identification; and

  Obtain from your broker, financial institution or other nominee a document that allows you to vote the shares held for your benefit, attach that document to your completed proxy card or ballot and deliver it in person.

To vote your shares after receiving the Important Notice Regarding the Availability of Proxy Materials:

     If you received a Notice, please follow the instructions contained in the Notice on how to vote by telephone or by Internet.

To vote your 401(k) Plan shares:

     If you participate in the Hecla Mining Company Capital Accumulation Plan and hold shares of our Common Stock in your plan account as of the Record Date, you will receive a request for voting instructions from the plan trustee (“Vanguard”) with respect to your plan shares. If you hold your Hecla shares outside of the plan, you will vote those shares separately. You are entitled to direct Vanguard how to vote your plan shares. If you do not provide voting instructions to Vanguard by 11:59 p.m., Eastern Daylight Time, on May 28, 2009, the Hecla shares in your plan account will be voted by Vanguard in the same proportion as the shares held by Vanguard for which voting instructions have been received from other participants in the plan. You may revoke your previously provided voting instructions by filing with Vanguard either a written notice of revocation or a properly executed proxy bearing a later date prior to the deadline for voting plan shares.

How does the Board recommend that I vote?

     Our Board recommends that you vote your shares FOR: (i) the election of all director nominees to the Board, and (ii) the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2009.

Can I change my vote after submitting my proxy or voting instructions?

     Yes. If you are a shareholder of record, you may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting, in any of the following ways:

  By sending a written notice of revocation to our Corporate Secretary prior to the vote at the Annual Meeting, at our principal executive offices:

Hecla Mining Company
Attn: Corporate Secretary
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, ID 83815-9408

  By submitting a later-dated proxy to our Corporate Secretary prior to the vote at the Annual Meeting; or

  By voting in person at the Annual Meeting.

     If you hold your shares in street name, you should contact your broker, financial institution or other nominee for information on how to revoke your voting instructions and provide new voting instructions.

What if I do not specify how I want my shares voted?

     Shareholders should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies that are signed and returned will be voted FOR: (i) the election of all director nominees to the Board, and (ii) the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2009.

What are the voting requirements to approve each of the proposals discussed in this Proxy Statement?

     In accordance with our Bylaws, shares equal to at least a majority of the voting power of the outstanding shares of our Common Stock as of the Record Date must be present in person or represented by proxy at the meeting in order to hold the meeting and conduct business.

     If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of directors and the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you.

Election of directors

     Directors are elected by a majority of the votes cast by the holders of the Common Stock, at a meeting at which a quorum is present. Consequently, any shares not voted (whether by abstentions, broker non-votes or otherwise) have the same impact as a vote to withhold authority in the election of directors. A properly executed proxy card marked WITHHELD with respect to the election of directors will not be voted and will not count FOR any of the nominees for which the vote was withheld.

Ratification of selection of BDO Seidman, LLP

     A majority of the votes cast by the holders of the Common Stock, at which a quorum is present (in person or by proxy) at the Annual Meeting is required to approve the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2009.

Discretionary voting by proxies on other matters

      Aside from the election of two directors and the ratification of the selection of BDO Seidman, LLP, we do not know of any other proposal that may be presented at the Annual Meeting. However, if any other business is properly presented at the Annual Meeting, your proxy gives authority to Phillips S. Baker, Jr., and Michael B. White to vote on such matters at their discretion.

Who will count the votes and where can I find the voting results of the meeting?

     The inspectors of election appointed for the meeting will count the votes cast by proxy or in person at the Annual Meeting. We will announce the voting results at the meeting and publish final results in our Form 10-Q for the quarter ending June 30, 2009.

Who will bear the costs of this solicitation?

     We will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, assembling, printing, mailing and distributing these Proxy Materials. We have hired Broadridge Financial Solutions, Inc. to assist us in mailing these Proxy Materials. Broadridge’s fee for this service is approximately $45,500, plus out-of-pocket expenses. Solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. However, if you choose to access the Proxy Materials over the Internet, you are responsible for any Internet access charges you may incur. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and we will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with such activities.

What if I have questions for Hecla’s transfer agent?

     Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

American Stock Transfer & Trust Company
59 Maiden Lane
New York, NY 10038
800-937-5449

HOUSEHOLDING OF PROXY MATERIALS

     Many brokerage firms, financial institutions and transfer agents have instituted “householding” procedures for beneficial owners and shareholders of record. Householding is when a single copy of our Proxy Materials are sent to a household in which two or more shareholders reside if they appear to be members of the same family. This practice is designed to reduce duplicate mailings and save significant printing and postage costs, as well as natural resources.

     If you are a beneficial owner, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of our Proxy Materials, or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

     Shareholders of record who share an address and would like to receive a separate copy of our Proxy Materials for future annual meetings, or have questions regarding the householding process, may contact our transfer agent, American Stock Transfer & Trust Company, either by written request or by phone at the address and phone number listed above. By contacting American Stock Transfer & Trust Company, shareholders of record sharing an address can also request delivery of multiple copies of our Proxy Materials in the future.

DIRECT REGISTRATION

     The Direct Registration System (“DRS”) is a system that allows your shares in Hecla to be held in your name in book-entry form, without having a physical certificate issued. You retain full ownership of your shares, and you have the same rights and privileges as holders of shares held in certificate form. You may request a physical certificate at any time, although it is generally easier and more efficient to maintain your shares in non-certificated form. The benefits of DRS are:

  Provides accurate, quick and cost-efficient transfers between our transfer agent and your broker/dealer;

  Ensures secure electronic transfer of your securities;

  Reduces the risk with physical certificates being processed, including turnaround delays, mail losses and risks associated with stolen, forged or counterfeit securities;

  You will receive a periodic annual statement, either from your brokerage firm or our transfer agent. Unlike a physical security, if you lose the statement it’s easy to get another one; and

  It is generally safer to own your shares in book-entry form because there are no certificates to be stolen, lost or destroyed. There is also no need to rent a safe-deposit box or other safe place to keep the certificates, and you do not have to send them in the mail or insure them.

     You can contact our transfer agent, American Stock Transfer & Trust Company at the address and telephone number listed above for more information on DRS.

PROVISIONS OF HECLA’S BYLAWS
WITH RESPECT TO SHAREHOLDER PROPOSALS AND
NOMINATIONS FOR ELECTION AS DIRECTORS

     You may submit proposals for consideration at future annual shareholder meetings, including director nominations as follows:

Shareholder proposals at the 2010 Annual Meeting of Shareholders

     Our Bylaws establish procedures governing the eligibility of nominees for election to our Board, and the proposal of business to be considered by our shareholders at an Annual Meeting of Shareholders. For nominations or other business to be properly brought before an Annual Meeting of Shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely, a shareholder’s notice shall be delivered to our Corporate Secretary at our principal executive offices located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders; provided, however, that in the event the date of the Annual Meeting of Shareholders is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 120th day prior to such Annual Meeting of Shareholders and not later than the close of business on the later of the 90th day prior to such Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Adjournment of a meeting shall not commence a new time period for giving shareholder’s notice as described above. Such shareholder’s notice shall set forth:

(a)

As to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities and Exchange Act of 1934 (the “Exchange Act”), as amended, and Rule 14a-11 thereunder, including such person’s written consent to being named in our Proxy Statement as a nominee and to serve as a director if elected;

(b)

As to any other business that the shareholder proposes to bring before the meeting, who has not otherwise complied with the rules and regulations under the Exchange Act for the inclusion of a shareholder proposal in our Proxy Statement, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(c)	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

	(i)	the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; and

	(ii)	the class and number of shares of the Company, which are owned beneficially, and of record by such shareholder or beneficial owner.

     The applicable time period for timely shareholder submissions pursuant to the above provisions for the 2010 Annual Meeting of Shareholders is January 29, 2010 (the 120th day preceding the anniversary of the 2009 Annual Meeting) to February 28, 2010 (the 90th day preceding such anniversary).

     The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in the Bylaws and, if any proposed nomination or business is not in compliance with the Bylaws, to declare that such defective proposal shall be disregarded. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Shareholder proposals to be included in next year’s Proxy Statement

     In addition to the foregoing section, we will comply with Rule 14a-8 under the Exchange Act with respect to any shareholder proposals that meet the requirements. We will review shareholder proposals intended to be included in our Proxy Statement for the 2010 Annual Meeting of Shareholders, which are received by us at our principal executive offices located at 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, no later than December 14, 2009. Such proposals must be submitted in writing and should be sent to the attention of our Corporate Secretary.

     You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

PURPOSES OF ANNUAL MEETING

PROPOSAL 1 – ELECTION OF DIRECTORS

     Our current Bylaws require the Board to have not less than five nor more than nine persons, and may be increased or decreased from time to time by resolution approved by the affirmative vote of a majority of the Board. The current Board is composed of eight directors.

     In accordance with our Certificate of Incorporation, the Board is divided into three classes. The terms of office of the directors in each class expire at different times. There are two directors whose terms will expire at the Annual Meeting. The nominees are George R. Nethercutt, Jr. and John H. Bowles.

     At a meeting held by the Corporate Governance and Directors’ Nominating Committee in February 2009, the Corporate Governance and Directors’ Nominating Committee determined that the two current directors whose terms are expiring were qualified candidates and recommended to the Board that they stand for re-election at the Annual Meeting. The Board designated George R. Nethercutt, Jr. and John H. Bowles as nominees for election as directors of the Company, each for a three-year term expiring in 2012.

     It is intended that the proxies solicited hereby from our shareholders will be voted FOR the election of George R. Nethercutt, Jr. and John H. Bowles, unless authority to do so has been withheld. The Board knows of no reason why either of the nominees will be unable or unwilling to accept election. However, if either nominee becomes unable or is unwilling to accept election, the Board will either reduce the number of directors to be elected or select substitute nominees submitted by the Corporate Governance and Directors’ Nominating Committee of the Board. If substitute nominees are selected, proxies will be voted in favor of such nominees, unless authority to do so has been withheld.

Information About Board Nominees and Continuing Directors

     The following information with respect to the business experience of nominees for election to the Board and the members of the Board who will continue to serve as our directors has been furnished by the nominee or director or obtained from our records.

Nominees for Election to the Board – Term Ending at the 2009 Annual Meeting

     If elected, the nominees will each serve for a three-year term ending in 2012. The nominees are as follows:

     GEORGE R. NETHERCUTT, JR., age 64. Principal, Nethercutt Consulting LLC (a strategic planning and consulting firm), since January 2007; Chairman, The George Nethercutt Foundation (a non-profit student leadership and civics education charity), since 2007; Of Counsel, Paine Hamblen LLP (a law firm), since August 2005; Board Member, Washington Policy Center (a public policy organization providing analysis on issues relating to the free market and government regulation), since January 2005; Board Member, ARCADIS Corporation (an international provider of knowledge-based consulting services in the areas of infrastructure, environment and buildings), since May 2005; Board Member, Juvenile Diabetes Research Foundation International (a charity and advocate of juvenile diabetes research worldwide), since June 2005; U.S. Chairman, Permanent Joint Board on Defense - U.S./Canada since April 2005; Principal, Lundquist, Nethercutt & Griles, LLC (a strategic planning and consulting firm) from February 2005 to January 2007; Member, U.S. House of Representatives from 1995 to 2005; Member, Subcommittee on Interior, Agriculture and Defense Appropriations from 1995 to 2005; Member, Committee on Science and Energy from 1998 to 2005; Vice Chairman, Defense Subcommittee on Appropriations from 2000 to 2004; Member, Washington State Bar Association since 1972. Mr. Nethercutt has been a member of Hecla’s Board since 2005.

     JOHN H. BOWLES, age 63. Retired; Partner in the Audit and Assurance Group of PricewaterhouseCoopers LLP (an accounting firm) from April 1976 to June 2006; Director, HudBay Minerals Inc. (a zinc, copper, gold and silver mining company), from May 2006 to March 2009; Director, Boss Power Corp. (a mineral exploration company), since September 2007; Treasurer, Mining Suppliers Association of British Columbia (an association of providers of equipment, products and related services to the British Columbia mining industry), since May 1999; Director Emeritus, Ducks Unlimited Canada (a national, private, non-profit wetland conservation organization), since March 1996; appointed a Fellow of the British Columbia Institute of Chartered Accountants in December 1997; and appointed a fellow of the Canadian Institute of Mining and Petroleum in May 2003. Mr. Bowles has been a member of Hecla’s Board since 2006.

     The Board recommends that shareholders vote “FOR” the election of George R. Nethercutt, Jr. and John H. Bowles.

     Our directors whose terms are not expiring this year are listed below. They will continue to serve as directors for the remainder of their terms or such other date in accordance with our Bylaws. Information regarding each director is provided below.

Continuing Members of the Board – Term Ending at the 2010 Annual Meeting

     TED CRUMLEY, age 64. Retired; Executive Vice President and Chief Financial Officer of OfficeMax Incorporated (distributor of office products) from January 2005 to December 2005; Senior Vice President of OfficeMax Incorporated from November 2004 to January 2005; Senior Vice President and Chief Financial Officer of Boise Cascade Corporation (manufacturer of paper and forest products) from 1994 to 2004. Mr. Crumley has been a member of Hecla’s Board since 1995.

     CHARLES B. STANLEY, age 50. Chief Operating Officer of Questar Corporation (a Western U.S. natural gas-focused exploration and production, interstate pipeline and local distribution company), since March 2008; Executive Vice President and Director of Questar Corporation, since 2002; President and Chief Executive Officer, Questar Market Resources, Inc., Wexpro Company (management and development, cost-of-service properties), Questar Exploration and Production Company (oil and gas exploration and production), Questar Gas Management Company (gas gathering and processing) and Questar Energy Trading Company (wholesale marketing and storage), since 2002. Mr. Stanley has been a member of Hecla’s Board since 2007.

     TERRY V. ROGERS, age 62. Retired; Senior Vice President and Chief Operating Officer, Cameco Corporation (world’s largest uranium producer) from February 2003 to June 2007; former President, Kumtor Operating Company (a gold producing company and a division of Cameco Corporation) from 1999 to 2003. Mr. Rogers has been a member of Hecla’s Board since 2007.

Continuing Members of the Board – Term Ending at the 2011 Annual Meeting

     PHILLIPS S. BAKER, JR., age 49. Chief Executive Officer of the Company since May 2003; President of the Company since November 2001; Chief Financial Officer of the Company from May 2001 to June 2003; Chief Operating Officer of the Company from November 2001 to May 2003; Vice President of the Company from May 2001 to November 2001; Director, Questar Corporation since February 2004. Mr. Baker has been a member of Hecla’s Board since 2001.

     DR. ANTHONY P. TAYLOR, age 67. President, Chief Executive Officer and Director, Gold Summit Corporation (a public Canadian minerals exploration company), since October 2003; Director, Greencastle Resources Limited (an exploration company) from December 2003 to June 2008; President and Director, Caughlin Preschool Co. (a private Nevada corporation that operates a preschool), since October 2001; President, Chief Executive Officer and Director, Millennium Mining Corporation (a private Nevada minerals exploration company) from January 2000 to October 2003. Mr. Taylor has been a member of Hecla’s Board since 2002.

     DAVID J. CHRISTENSEN, age 47. Chief Executive Officer of ASA Limited (a closed-end investment company) since February 2009; Vice President - Investments of ASA Limited from May 2007 to February 2009; Vice President - Corporate Development of Gabriel Resources Ltd. (a Canadian-based resource company) from October 2006 to March 2008; Research Analyst with Credit Suisse First Boston (an investment banking firm) from October 2002 to August 2003. Mr. Christensen had previously served as a director of the Company from May 2002 to October 2002. Mr. Christensen has been a member of the Board since 2003.

PROPOSAL 2 – RATIFICATION OF SELECTION OF BDO SEIDMAN, LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009

     The Audit Committee has selected BDO Seidman, LLP (“BDO”) to serve as our independent registered public accounting firm for 2009, subject to ratification by our shareholders. BDO has served as our independent registered public accounting firm since 2001.

     Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from shareholders present at the meeting.

     Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent registered public accounting firm for the Company. However, we are asking our shareholders to ratify the selection of BDO as our independent registered public accounting firm. Although ratification is not required, the Board is submitting the selection of BDO to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm, and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board and to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and our shareholders.

     The Board recommends that shareholders vote “FOR” the ratification of BDO Seidman, LLP as our independent registered public accounting firm for 2009.

CERTAIN INFORMATION ABOUT THE BOARD OF DIRECTORS
AND COMMITTEES OF THE BOARD

Current Members of the Board

     The members of the Board on the date of this Proxy Statement, and the committees of the Board on which they currently serve, are identified below.

Corporate
Governance and
Directors’
	Executive	Audit	Compensation	Nominating	Technical
Director	Committee	Committee	Committee	Committee	Committee
Phillips S. Baker, Jr.	Chair
John H. Bowles	X	Chair			X
David J. Christensen	X	X		Chair
Ted Crumley, Chairman	X		X
George R. Nethercutt, Jr.			Chair	X
Terry V. Rogers		X	X		X
Charles B. Stanley		X			X
Dr. Anthony P. Taylor			X	X	Chair
2008 Meetings	1	8	7	3	1

Committees of the Board

     The standing committees of the Board are the Executive; Audit; Compensation; Corporate Governance and Directors’ Nominating; and Technical.

     The Board adopted charters for the Audit; Compensation; and Corporate Governance and Directors’ Nominating Committees. You may obtain copies of these charters in the “Corporate” section of our website at http://www.hecla-mining.com under “Governance Documents” or by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attn.: Investor Relations.

     Executive Committee. The members of the Executive Committee are: Phillips S. Baker, Jr. (Chairman), David J. Christensen, Ted Crumley, and John H. Bowles. The Executive Committee is empowered with the same authority as the Board in the management of our business, except for certain matters enumerated in our Bylaws or Delaware law, which are specifically reserved to the full Board. The Executive Committee met once in 2008.

     Audit Committee. The members of the Audit Committee are: John H. Bowles (Chairman), David J. Christensen, Terry V. Rogers, and Charles B. Stanley. The functions of the Audit Committee are described below under the heading “Audit Committee Report.” Each member of the Audit Committee satisfies the definition of “independent director” as established in the NYSE listing standards and SEC rules. In addition, each member of the Audit Committee is financially literate and the Board has determined that Messrs. Bowles, Christensen and Stanley each qualify as an audit committee “financial expert” as defined by SEC rules. The Audit Committee met eight times in 2008. The Audit Committee’s Report begins on page 56.

     Compensation Committee. The members of the Compensation Committee are: George R. Nethercutt, Jr. (Chairman), Ted Crumley, Terry V. Rogers, and Dr. Anthony P. Taylor. Each member of the Compensation Committee is independent within the meaning of the listing standards of the NYSE. The Compensation Committee met seven times in 2008. The Compensation Committee’s principal functions are to: (i) recommend compensation levels and programs for the Chief Executive Officer to the independent members of the Board; (ii) recommend compensation levels and programs for all other executive officers to the full Board; and (iii) administer our stock-based plans.

     The Compensation Committee’s objective is to set executive compensation at levels which: (i) are fair and reasonable to the shareholders; (ii) link executive compensation to long-term and short-term interests of the shareholders; and (iii) are sufficient to attract, motivate, and retain outstanding individuals for executive positions. The executive officers’ compensation is linked to the interests of the shareholders by making a part of each executive officer’s potential compensation depend on our performance and the officer’s own performance. The retention of executive officers is encouraged by making a portion of the compensation package in the form of awards, which either increase in value, or only have value if the executive officer remains with the Company for specified periods of time.

     Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the “Compensation Discussion and Analysis” on page 22.

     Corporate Governance and Directors’ Nominating Committee. The members of the Corporate Governance and Directors’ Nominating Committee are: David J. Christensen (Chairman), George R. Nethercutt, Jr., and Dr. Anthony P. Taylor. All members of the Corporate Governance and Directors’ Nominating Committee are independent within the meaning of the listing standards of the NYSE. The Corporate Governance and Directors’ Nominating Committee’s principal functions are to: (i) consider matters of corporate governance; (ii) periodically review our Corporate Governance Guidelines and corporate governance procedures to ensure compliance with the federal securities laws and NYSE regulations; (iii) review any director candidates, including those nominated or recommended by shareholders; (iv) identify individuals qualified to become directors consistent with criteria approved by the Board; (v) recommend to the Board the director nominees for the next annual meeting of shareholders, any special meeting of shareholders, or to fill any vacancy on the Board; (vi) review the appropriateness of the size of the Board relative to its various responsibilities; and (vii) recommend committee assignments and committee chairpersons for the standing committees for consideration by the Board. The Corporate Governance and Directors’ Nominating Committee met three times in 2008.

     Additional information on the Corporate Governance and Directors’ Nominating Committee’s purposes are discussed below in the section entitled “Corporate Governance.”

     Technical Committee. The members of the Technical Committee are: Dr. Anthony P. Taylor (Chairman), John H. Bowles, Terry V. Rogers, and Charles B. Stanley. The principal function of the Technical Committee is to make recommendations to the Board concerning the advisability of proceeding with the exploration, development, acquisition or divestiture of mineral properties and/or operations. The Technical Committee met once in 2008.

CORPORATE GOVERNANCE

     Our business, operations and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chairman, our Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and operations and by participating in meetings of the Board and its committees. The Board is committed to good business practices, transparency in financial reporting and the highest quality of corporate governance.

Electronic Access to Corporate Governance Documents

     Our corporate governance documents are available on our website at http://www.hecla-mining.com under “Corporate” and then selecting “Governance Documents.” These include: the Corporate Governance Guidelines; the charters of the Audit Committee, Compensation Committee, and the Corporate Governance and Directors’ Nominating Committee of the Board; the Senior Financial Officers’ Code of Ethics; and the Code of Business Conduct and Ethics for Directors, Officers and Employees. Printed copies of these documents will be furnished to any shareholder who requests them by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attn.: Investor Relations. The information on the Company’s Internet site is not incorporated by reference into this Proxy Statement.

Corporate Governance Guidelines

     We first adopted Corporate Governance Guidelines in May 2004. These Corporate Governance Guidelines were adopted by the Board to ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management, and to help ensure that the interests of the Board and management align with the interests of the shareholders.

Code of Business Conduct and Ethics

     We believe that operating with honesty and integrity has earned trust from our shareholders, credibility within our community, and dedication from our employees. Our directors, officers and employees are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics covers many topics, including conflicts of interest, confidentiality, fair dealing, protection and proper use of the Company’s assets and compliance with laws, rules and regulations. In addition to the Code of Business Conduct and Ethics for directors, officers and employees, our Chief Executive Officer, Chief Financial Officer and Controller are also bound by a Code of Ethics for the Chief Executive Officer and Senior Financial Officers.

     The Corporate Governance and Directors’ Nominating Committee has adopted procedures to receive, retain, and react to complaints received regarding violations of the Code of Business Conduct and Ethics, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable violations of the Code of Business Conduct and Ethics. Our employees may submit any concerns regarding apparent violations of the Code of Business Conduct and Ethics to their supervisor, our General Counsel, the Chairman of the Corporate Governance and Directors’ Nominating Committee, or through an anonymous telephone hotline.

Whistleblower Policy

     The Audit Committee adopted a Whistleblower Policy, which encourages our employees to report to appropriate representatives of the Company, without fear of retaliation, certain accounting information relating to fraud. Our employees may submit any concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters to the Audit Committee, our General Counsel, or through an anonymous telephone hotline. The goal of this policy is to discourage illegal activity and business conduct that damages Hecla’s good name, business interests, and our relationship with shareholders.

Director Independence

     Our Corporate Governance Guidelines provide, among other things, that the Board will have a majority of directors who meet the criteria for independence required by the NYSE. In determining independence each year, the Corporate Governance and Directors’ Nominating Committee affirmatively determines whether directors have any “material relationship” with the Company. When assessing the “materiality” of a director’s relationship with the Company, the Corporate Governance and Directors’ Nominating Committee considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. The Corporate Governance and Directors’ Nominating Committee also reviews the frequency or regularity of those services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. In making these independence determinations, the Corporate Governance and Directors’ Nominating Committee applies the following standards:

  A director who is, or has been within the last three years, an employee of the Company, or whose immediate family member1 is, or has been within the last three years, an executive officer2 of the Company may not be deemed independent. Employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify a director from being considered independent following the interim employment.

  A director who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer and compensation received by an immediate family member for service as a non-executive employee of the Company will not be considered in determining independence under this test.

  (i) A director who is a current partner or employee of a firm that is the Company’s internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time, may not be deemed independent.

  A director who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company, where any of the Company’s present executive officers at the time serve or served on that company’s compensation committee, may not be deemed independent.

  A director who is a current executive officer or an employee, or whose immediate family member is a current executive officer, of an entity that has made payment to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent.

  The Company made contributions to any charitable organization in which a director served as an executive officer and contributions in any single fiscal year exceeded the greater of $1 million or 2% of such charitable organization’s gross revenues.

     Pursuant to our Corporate Governance Guidelines, the Corporate Governance and Directors’ Nominating Committee undertook its annual review of director independence in February 2009. During this review, the Corporate Governance and Directors’ Nominating Committee considered transactions and relationships between each director or any member of his immediate family and the Company and its

____________________

[1]	“Immediate family member” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than domestic employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation, divorce, death or incapacitation.

[2]	The term “executive officer” has the same meaning specified for the term officer in Rule 16a-1(f) under the Exchange Act.

subsidiaries and affiliates, including relationships, if any, reported below under “Certain Relationships and Related Transactions.” The Corporate Governance and Directors’ Nominating Committee also examined transactions and relationships between directors or their affiliates and members of our senior management or their affiliates. As provided in the Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

     As a result of this review by the Corporate Governance and Directors’ Nominating Committee, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth by the NYSE:

John H. Bowles	Terry V. Rogers
David J. Christensen	Charles B. Stanley
Ted Crumley	Dr. Anthony P. Taylor
George R. Nethercutt, Jr.

     Messrs. Stanley and Baker, both serve as members of the board of directors of Questar Corporation. The Corporate Governance and Directors’ Nominating Committee reviewed this relationship with the Board, and the Board made the affirmative decision that this relationship did not disqualify Mr. Stanley from being independent.

     Mr. Baker is considered a non-independent inside director because of his employment as our President and Chief Executive Officer.

Selection of Nominees for the Board

     Pursuant to our Corporate Governance Guidelines, the Board will have a majority of directors who meet the criteria for independence required by the NYSE. The Corporate Governance and Directors’ Nominating Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics that the Board seeks in board members, as well as the composition of the Board as a whole, including an annual evaluation of whether members qualify as being independent under applicable standards. This evaluation includes the consideration of independence, diversity, age, skills, experience, and industry backgrounds in the context of the needs of the Board and the Company, as well as the ability of members (and candidates for membership) to devote sufficient time to perform their duties in an effective manner. Directors are expected to exemplify high standards of personal and professional integrity and to constructively challenge management through their active participation and questioning. Directors are expected to immediately inform the Board of any material change in their circumstances or relationships that may impact their independence.

     The Corporate Governance and Directors’ Nominating Committee believes that nominees for election to the Board should also possess certain minimum qualifications and attributes. The nominee must: (i) exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices; (ii) not be involved in ongoing litigation with the Company or be employed by an entity that is engaged in such litigation; and (iii) not be the subject of any ongoing criminal investigations in the jurisdiction of the United States or any state thereof, including investigations for fraud or financial misconduct.

     In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance and Directors’ Nominating Committee reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation and quality of performance.

     Consideration of new director nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. The Corporate Governance and Directors’ Nominating Committee identifies potential new director candidates by recommendations from its members, other board members, corporate management and shareholders, and utilizing the services of a professional search firm.

     The Corporate Governance and Directors’ Nominating Committee will consider persons recommended by shareholders as nominees for election as directors. Our Bylaws provide that any shareholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board by following the procedures set forth on page 8. Shareholders who wish to submit a proposed nominee to the Corporate Governance and Directors’ Nominating Committee should send written notice to the Corporate Governance and Directors’ Nominating Committee Chairman, c/o Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, within the time period set forth on page 8. The notification should set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Exchange Act, including the nominee’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected; the name and address of the shareholder or beneficial owner making the nomination or on whose behalf the nomination is being made; and the class and number of shares of the Company owned beneficially and of record by such shareholder or beneficial owner. The Corporate Governance and Directors’ Nominating Committee will consider shareholder nominees on the same terms as nominees selected by the Corporate Governance and Directors’ Nominating Committee.

     Regardless of how a candidate is brought to the Corporate Governance and Directors’ Nominating Committee, qualified candidates are subjected to one or more personal interviews with appropriate members of the Board. Chosen candidates are extended invitations to join the Board. If a candidate accepts, he or she is formally nominated.

Presiding Non-Management Director; Executive Sessions

     Ted Crumley is our presiding non-management director. Our presiding non-management director serves as the chair at independent sessions of the non-management directors. Four regular meetings of the Board are held each year and at each regular Board meeting, our non-management directors meet in executive sessions without management present, unless the non-management directors request their attendance.

Board Meetings During 2008

     It is our policy that all directors are expected, absent compelling circumstances, to prepare for, attend and participate in all Board and applicable committee meetings, and each annual meeting of shareholders. Our Board met seventeen times in fiscal year 2008, of which four were regularly scheduled meetings. Each member of the Board attended at least 90% of the fiscal year 2008 meetings of the Board and Board committees of which he was a member. Except for Mr. Stanley, all members of the Board attended last year’s Annual Meeting of Shareholders, which was held in May 2008.

Director Communications

     Shareholders or other interested parties wishing to communicate with the Chairman or with the non-management directors as a group may do so by delivering or mailing the communication in writing to: Chairman of the Board, c/o Corporate Secretary, Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal auditor and handled in accordance with procedures established by the Audit Committee with respect to such matters. From time to time, the Board may change the process in which shareholders may communicate with the Board or its members. Please refer to our website at http://www.hecla-mining.com under “Corporate” and then “Governance Documents” for any changes in this process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table shows the number and percentage of the shares of Common Stock beneficially owned by each current director, director nominee and current executive officer of Hecla, and by all current directors and executive officers as a group, as of March 31, 2009. On that date, all of such persons together beneficially owned an aggregate of approximately 1.2% of the outstanding shares of our Common Stock. Except as otherwise indicated, the directors, nominees and officers have sole voting and investment power with respect to the shares listed, including shares which the individual has the right to acquire by exercising stock options but has not done so.

		Shares Beneficially Owned
Name of Beneficial					Percent of
Owner	Title of Class	Number		Nature	Class
Phillips S. Baker, Jr.		309,907	[5]	Direct[1]
President and CEO		396,120		RSU[2]
		644,616		Vested Options[3]
		100,000		KEDCP Options[4]
	Common	1,450,643			*
Michael H. Callahan		135,300	[6]	Direct[1]
Former Vice President		130,248		Vested Options[3]
	Common	265,548			*
Ronald W. Clayton		30,074	[7]	Direct[1]
Senior Vice President - Operations		131,746		RSU[2]
		40,872		Vested Options[3]
	Common	202,692			*
Dr. Dean W.A. McDonald		12,200		Direct[1]
Vice President - Exploration		95,046		RSU[2]
		60,060		Vested Options[3]
	Common	167,306			*
Don Poirier		5,550		Direct[1]
Vice President - Corporate		63,113		RSU[2]
Development		47,248		Vested Options[3]
	Common	115,911			*
James A. Sabala		99,041		RSU[2]
Senior Vice President and CFO		46,624		Vested Options[3]
	Common	145,665			*
Lewis E. Walde		83,908	[8]	Direct[1]
Former Vice President and CFO	Common	83,908			*
John H. Bowles		11,844		Indirect[9]
Director	Common	11,844			*
David J. Christensen		11,118		Direct[1]
Director		17,908		Indirect[9]
	Common	29,026			*
Ted Crumley		4,000		Direct[1]
Director		37,960		Indirect[9]
	Common	41,960			*

		Shares Beneficially Owned
Name of Beneficial				Percent of
Owner	Title of Class	Number	Nature	Class
George R. Nethercutt, Jr.		13,259	Indirect[9]
Director	Common	13,259		*
Terry V. Rogers		7,007	Indirect[9]
Director	Common	7,007		*
Charles B. Stanley		7,007	Indirect[9]
Director	Common	7,007		*
Dr. Anthony P. Taylor		31,421	Indirect[9]
Director		8,000	Direct[1]
	Common	39,421		*
	Series B Preferred	100	Direct[10]	**
All current directors, nominee
directors and officers as a	Common	2,581,197		1.2%
group (14 individuals)	Series B Preferred	100		**
____________________

*	Represents beneficial ownership of less than one percent, based upon 217,921,161 shares of our Common Stock issued and outstanding as of March 31, 2009.

**	Represents beneficial ownership of less than one percent, based upon 157,816 shares of our Series B Cumulative Convertible Preferred Stock issued and outstanding as of March 31, 2009.

1.	“Direct” means shares held of record and any shares beneficially owned through a trust, broker, financial institution, or other nominee, and which the officer or director has sole or shared voting power.

2.	“RSU” means restricted stock units held in the Key Employee Deferred Compensation Plan. On May 15, 2009, the restrictions lapse on the following amount of restricted stock units and each executive officer listed above will have those shares distributed in the form of shares of our Common Stock: Baker, 45,662; Clayton, 15,221; McDonald, 12,684; Poirier, 10,147; and Sabala, 13,892. On January 2, 2010, the restrictions lapse on the following amount of restricted stock units and each executive officer listed above will have those shares distributed in the form of shares of our Common Stock: Baker, 350,458; Clayton, 116,525; McDonald, 82,362; Poirier, 52,966; and Sabala, 85,149. The executive officers do not have any voting power with these restricted stock units until the restrictions lapse.

3.	“Vested Options” means options granted under the 1995 Stock Incentive Plan, which are vested and exercisable within 60 days of March 31, 2009.

4.	“KEDCP Options” means stock options purchased under the Key Employee Deferred Compensation Plan, which are vested and exercisable as of March 31, 2009, and which vested prior to January 1, 2005. The executive officers do not have any voting power with these stock options until they are exercised.

5.	164,927 shares are held directly by Mr. Baker, as to which he has sole voting and investment power, and 144,980 shares are held jointly with Mr. Baker’s spouse, as to which Mr. Baker shares voting and investment power.

6.	All 135,300 shares are held jointly with Mr. Callahan’s spouse, as to which Mr. Callahan shares voting and investment power. Mr. Callahan resigned from Hecla, effective January 15, 2009. Under the terms of the 1995 Stock Incentive Plan, the 130,248 stock options will expire on April 15, 2009.

7.	24,074 shares are held directly by Mr. Clayton, as to which he has sole voting and investment power, and 6,000 shares are held jointly with Mr. Clayton’s spouse, as to which Mr. Clayton shares voting and investment power.

8.	All 83,908 shares are held jointly with Mr. Walde’s spouse, as to which Mr. Walde shares voting and investment power. Mr. Walde resigned from Hecla, effective May 15, 2008.

9.	“Indirect” means shares credited to each non-management director, all of which are held indirectly in trust pursuant to our Stock Plan for Nonemployee Directors. Each director disclaims beneficial ownership of all shares held in trust under the stock plan. See “Compensation of Non-Management Directors” below.

10.	Dr. Taylor holds 100 shares of our Series B Preferred Cumulative Stock. Under the Certificate of Designations of Preferred Stock, each share of preferred stock is convertible at the option of the holder at any time into 3.2154 shares of Common Stock for each share of preferred stock. If Dr. Taylor converted these 100 preferred shares, he would receive 321 shares of our Common Stock.

     To our knowledge, as of March 31, 2009, the only “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act) of more than 5% of our Common Stock entitled to vote at the Annual Meeting are shown in the table below:

	Name & Address of	Amount & Nature of	Percent of
Title of Class	Beneficial Owner	Beneficial Ownership[1]	Class
Common	Royce & Associates, LLC	18,176,200	8.3%
	1414 Avenue of the Americas
	New York, NY 10019
____________________

1.	Security ownership information for the beneficial owner is taken from statements filed with the SEC pursuant to Sections 13(d), (f) and (g) of the Exchange Act, and information made known to us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the SEC reports regarding their ownership and changes in their ownership of our stock. These persons are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of copies of such forms, or written representations from certain reporting persons that no such forms were required, we believe that during fiscal year ended December 31, 2008, all filing requirements applicable to our officers, directors and greater than 10% owners of our Common Stock were complied with.

COMPENSATION OF NON-MANAGEMENT DIRECTORS

     Directors who are employees of Hecla receive no additional compensation for serving on our Board.

Cash Compensation

     Each non-management director receives an annual fee of $40,000. In addition, each non-management director is eligible to receive the following additional cash compensation: (i) each member of the Audit and Compensation Committees receives an annual fee of $12,000; (ii) each member of the Executive, Technical and Corporate Governance and Directors’ Nominating Committees receives an annual fee of $8,000;

(iii) the committee chairman for the Audit and Compensation Committees receives an additional annual fee of $8,000; and (iv) the committee chairman for the Technical and Corporate Governance and Directors’ Nominating Committees receives an additional annual fee of $4,000. In addition to receiving an annual fee of $40,000 as described above, our Chairman receives an additional annual fee of $50,000, which is paid in quarterly installments of $12,500 each. All of the above annual fees are paid in quarterly installments. No other attendance fees are paid to the non-management directors. We also reimburse our directors for travel and lodging expenses incurred in connection with their attendance at Board and committee meetings, meetings of shareholders, and for traveling to visit our operations.

Equity Compensation

     In March 1995, we adopted the Hecla Mining Company Stock Plan for Nonemployee Directors (the “Directors’ Stock Plan”), which became effective following shareholder approval on May 5, 1995. The Directors’ Stock Plan was amended July 18, 2002, February 25, 2004, May 6, 2005, and December 3, 2007. The Directors’ Stock Plan terminates July 17, 2012, and is subject to termination by the Board at any time. Pursuant to the Directors’ Stock Plan, on May 30 of each year, each non-management director is credited with a number of shares determined by dividing $24,000 by the average closing price for Hecla’s Common Stock on the NYSE for the prior calendar year. Non-management directors joining the Board after May 30 of any year are credited with a pro rata number of shares based upon the date they join the Board. These shares are held in a grantor trust, the assets of which are subject to the claims of our creditors, until delivered under the terms of the plan. Delivery of the shares from the trust occurs upon the earliest of: (i) death or disability; (ii) retirement from the Board; (iii) a cessation of the director’s service for any other reason; (iv) a change in control of the Company (as defined in the Directors’ Stock Plan); or (v) at the election of the director at any time, provided, however, that shares must be held in the trust for at least two years prior to delivery. Subject to certain restrictions, directors may elect delivery of the shares on such date or in annual installments thereafter over 5, 10 or 15 years. The maximum number of shares of Common Stock, which may be credited pursuant to the Directors’ Stock Plan, is 1,000,000. As of December 31, 2008, there were 735,454 shares remaining ungranted in the Directors’ Stock Plan.

     As described more fully above, the following chart summarizes the annual cash and equity compensation for our non-management directors during 2008. Beyond these items, no other cash compensation, such as consulting fees, was paid to any non-management director.

Non-Management Director Compensation for 2008

	Fees Earned or
	Paid in Cash	Stock Awards[1]	Total
Director	($)	($)	($)
Ted Crumley, Chairman	100,500	25,112	125,612
John H. Bowles	72,000	25,112	97,112
David J. Christensen	73,000	25,112	98,112
George R. Nethercutt, Jr.	64,000	25,112	89,112
Terry V. Rogers	66,000	25,112	91,112
Charles B. Stanley	60,000	25,112	85,112
Dr. Anthony P. Taylor	72,000	25,112	97,112
____________________

1.	On May 30, 2008, each non-management director received 2,784 shares of our Common Stock. Based on our closing stock price on the NYSE on May 30, 2008 ($9.02), the grant date fair value for each block of 2,784 shares credited to Messrs. Crumley, Bowles, Christensen, Nethercutt, Rogers, Stanley and Taylor on May 30, 2008, was $25,112.

     As of December 31, 2008, the total amount of shares held in trust pursuant to the terms of the Directors’ Stock Plan, by each of the above-named directors was: Mr. Crumley, 37,960 shares; Mr. Bowles, 11,844 shares; Mr. Christensen, 17,908 shares; Mr. Nethercutt, 13,259 shares; Mr. Rogers, 7,007 shares; Mr. Stanley, 7,007 shares; and Dr. Taylor, 31,421 shares.

     The above-named non-management directors do not receive stock options, non-equity incentive plan compensation, or any other compensation.

     Additional information regarding shares held by the non-management directors is included in the “Security Ownership of Certain Beneficial Owners and Management” table on page 18.

COMPENSATION COMMITTEE REPORT

     We, as members of the Compensation Committee of the Company, have reviewed and discussed the Compensation Discussion and Analysis that follows this report. Based on our review and discussions with management, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE George R. Nethercutt, Jr., Chairman Ted Crumley Terry V. Rogers Dr. Anthony P. Taylor

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

     This Compensation Discussion and Analysis describes the principles and decisions underlying our executive compensation program for 2008. It also provides qualitative information regarding the manner and context in which compensation was awarded to and earned by our Named Executive Officers.

Executive Summary

     The Compensation Committee of the Board (the “Committee”) is responsible for establishing and overseeing our executive compensation policies and practices. This section is intended to highlight the key compensation decisions made by the Committee in 2008.

     Significant Corporate Transactions. The recent credit crisis and related turmoil in the global financial system has had an impact on our business and financial position. However, in 2008 we accomplished the following corporate goals:

  In February 2008, one of our subsidiaries acquired the right to earn into a 70% interest in the San Juan Silver Joint Venture, which holds an approximately 25-square mile consolidated land package in the Creede Mining District of Colorado;

  In April 2008, we completed the acquisition of the companies owning 70.3% of the joint venture operating the Greens Creek mine, resulting in 100% ownership of the Greens Creek mine by our various wholly-owned subsidiaries;

  In July 2008, we completed the sale of our Venezuelan operations;

  In October 2008, we completed the acquisition of substantially all of the assets of Independence Lead Mines Company;

  We produced 8.7 million ounces of silver; and

  We restructured our Greens Creek acquisition debt.

     Personnel Changes. Effective May 15, 2008, Lewis E. Walde resigned as Vice President and Chief Financial Officer and James A. Sabala was appointed Senior Vice President and Chief Financial Officer. Effective January 15, 2009, Michael H. Callahan resigned as Vice President.

     Named Executive Officers. The Named Executive Officers (“NEOs”) that will be discussed throughout this Compensation Discussion and Analysis and in the compensation tables are:

          Phillips S. Baker, Jr., President and Chief Executive Officer (“CEO”)
          James A. Sabala, Senior Vice President and Chief Financial Officer
          Ronald W. Clayton, Senior Vice President – Operations
          Michael H. Callahan, former Vice President
          Dr. Dean W.A. McDonald, Vice President – Exploration
          Lewis E. Walde, former Vice President and Chief Financial Officer

Market and Business Context for Compensation Program Design

     Hecla is a precious metals company engaged in the exploration and development of mineral properties and the mining, processing and sale of silver, gold, lead and zinc. We and other companies in our industry continue to face challenges due to the profoundly changed business environment in which we operate. Our strategy is to expand proven and probable reserves in order to increase silver and gold production, while controlling costs and reducing our debt.

     Executives with mining-related skills and experience continue to be in demand. In addition, the talent supply in the mining industry continues to be tight, particularly in the United States, due to the closure of several mining schools and fewer people entering into the mining industry over the past couple of decades. As a result, we operate in a highly competitive market for executives. Therefore, the attraction and retention of talented and experienced executives is a key objective of our executive compensation program.

     An additional objective of our executive compensation program is to promote the successful execution of our business strategy. Consequently, we have designed our executive compensation program to emphasize performance-based incentives that reward our executives for the achievement of specific annual and long-term business goals.

     Given our emphasis on performance-based compensation, it is critical that our incentive programs reward executives for performance-based measures that they are able to influence. This presents a challenge because we operate in a commodity business, whose revenue, earnings and cash flow is derived from the sale of silver, gold, lead and zinc. Oftentimes, this demands that we make substantial and sustained investments in exploration and pre-development, at the expense of current earnings. Therefore, we have designed our incentive program around production, resource growth, cost management and share price performance rather than on measures that are more directly influenced by metals prices. We have also designed the mix of our incentive programs to balance long- and short-term performance.

     Further information about us is available on the Internet at http://www.hecla-mining.com. Our Internet website and the information contained therein or incorporated by reference therein are neither part of this Proxy Statement nor incorporated by reference in this Proxy Statement.

Evaluation of our Compensation Program

     For the past five years, Hecla’s compensation program has included the components of executive pay described in this Compensation Discussion and Analysis. The Committee has concluded the compensation program has successfully attracted and retained executives and properly pays them for performance given the substantial amount of at-risk pay. To realize the value targeted to be paid to each NEO, specific incentives have to be met and the Company’s share price has to perform.

     The following table shows the total amount of actual cash received by our NEOs with respect to salary earned, bonuses and non-equity incentives paid, and the sale of equity received under awards granted in the years covered by the Summary Compensation Table. It is not designed to replace the Summary Compensation Table, but rather to provide additional, supplemental compensation disclosure through March 31, 2009. Differences from the Summary Compensation Table disclosure are indicated in footnotes 1 through 4.

Total Cash Received by NEOs as of March 31, 2009
(Supplemental Table)

		Total
		Compensation
		Reported in
		the Summary					Stock Option
		Compensation				Non-Equity	Exercises/	All Other Cash	Total Cash
		Table	Salary	Bonus		Incentive Plan[1]	Stock Sold[2]	Compensation[3]	Received
Name	Year	($)	($)	($)		($)	($)	($)	($)
Phillips S. Baker, Jr.	2008	2,113,611	426,250	- -		192,251	- -	- -	618,501
	2007	1,440,849	377,792	308,000		189,965	- -	- -	875,757
	2006	1,559,704	341,338	240,000		381,100	- -	- -	962,438
James A. Sabala	2008	672,918	214,308	25,500	[4]	21,210	- -	- -	261,018
	2007	- -	- -	- -		- -	- -	- -	- -
	2006	- -	- -	- -		- -	- -	- -	- -
Ronald W. Clayton	2008	903,037	226,667	- -		63,922	- -	- -	290,589
	2007	687,144	210,833	122,600		63,162	137,072	- -	533,667
	2006	618,143	180,675	100,000		123,600	178,866	- -	583,141
Michael H. Callahan	2008	689,016	200,833	- -		- -	69,660 [5]	- -	270,493
	2007	543,772	191,250	87,800		60,291	- -	11,000	350,341
	2006	610,101	168,775	140,130		123,600	29,703	- -	462,208
Dr. Dean W.A. McDonald	2008	620,741	187,583	- -		45,182	- -	- -	232,765
	2007	465,353	172,917	95,600		25,504	- -	- -	294,021
	2006	208,547	51,083	30,000		13,699	85,234	- -	180,016
Lewis E. Walde	2008	559,644	68,625	- -		- -	- -	220,123 [6]	288,748
	2007	487,089	179,667	82,400		42,108	- -	- -	304,175
	2006	503,245	163,425	73,000		45,320	- -	- -	281,745
____________________

1.	For 2008, represents the 30% portion of the 2006-2008 Long-Term Incentive Plan paid in cash to the NEOs. The remaining 70% was deferred in the form of Common Stock under the Key Employee Deferred Compensation Plan, and is not shown in this column or this table.

2.	Reflects cash received upon the sale of shares underlying stock options or restricted stock units granted in each of 2006, 2007 and 2008. Does not reflect the SFAS 123(r) expense associated with equity awards and does not include: (i) cash received upon sale of shares with respect to awards granted earlier than 2006; (ii) shares underlying awards that vested or were exercised in 2006, 2007 and 2008 to the extent such shares have not been sold; and (iii) discounted stock option exercises during 2006, 2007 or 2008 under the terms of the Key Employee Deferred Compensation Plan (amounts received from discounted stock option exercises are deferred into the participants’ investment account until such time as a distributable event occurs or upon a date determined by the participant).

3.	Does not include changes in pension value, above-market interest on deferred compensation, or contributions to defined contribution retirement plans. The dollar amount reported for Mr. Callahan is an expatriate premium payment made to Mr. Callahan while he was serving as President of our foreign Venezuelan subsidiary in 2007.

4.	For Mr. Sabala’s 2008 award, represents 30% of the 2008 Annual Incentive Plan bonus paid in cash. The remaining 70% was deferred in the form of Common Stock under the Key Employee Deferred Compensation Plan until January 2, 2010.

5.	The amount listed for Mr. Callahan is the total cash amount he received by selling enough shares to pay his tax liability for his 2006-2008 Long-Term Incentive Plan award.

6.	Mr. Walde resigned from Hecla on May 15, 2008. Under Mr. Walde’s severance package he received: (i) severance payment of $183,000; (ii) earned vacation pay in the amount of $19,123; and (iii) a one-time payment of $18,000.

     In mid-year 2008, executives received restricted stock units and stock option grants which subsequently declined in value with our lower share price. There were no awards made under the 2008 Annual Incentive Plan to NEOs except for Mr. Sabala. Awards under the 2006-2008 Long-Term Incentive Plan were paid 30% in cash and the remaining 70% in deferred stock units, which will convert into stock in 2010. Executives will not realize more than the Long-Term Incentive Plan payout amount unless our share price rises, and is subject to the risk of our share price declining. The Committee believes this further incentivizes management to take steps that could improve shareholder value and our share price.

     The Committee believes this multifaceted compensation program is successfully aligning shareholder interests with executive compensation.

     Committee Decisions in 2008. The Committee made the following decisions during 2008:

  Base salaries for all executive officers, including the NEOs, were increased in June, based on a competitive market assessment;

  No annual incentive bonus was paid to our executive officers, including the NEOs, except for Mr. Sabala and Mr. Walde; and

  Approved a payout under the 2006-2008 Long-Term Incentive Plan.

     A detailed discussion of these decisions can be found starting on page 37 of this Compensation Discussion and Analysis.

     Committee Decisions in 2009. The Committee will meet in May 2009 to review our executive compensation program for 2009. Decisions made for 2009 compensation will be reported in the Proxy Statement filed in 2010, or if required sooner, in a report filed with the SEC under the Exchange Act.

Oversight of the Executive Compensation Program

     Role of the Compensation Committee. Our executive compensation program is overseen by the Committee, which is comprised of non-management directors. The Committee directs the design and provides oversight of our executive compensation program. The Committee’s goal is to work with management to balance our financial goals and circumstances with the need to attract, motivate and retain fully qualified and capable individuals we need to meet shareholders’ expectations in a highly volatile industry. The Committee considers payouts under the Annual and Long-Term Incentive Plans shortly after year-end and compensation levels and percentages in the middle of the year. The primary responsibility of the Committee is to review the performance of the executive officers and key employees in connection with achieving our strategic goals, and to help ensure that we are able to attract and retain individuals who can lead us in achieving those goals. The Committee chairman also conducts an annual analysis of our CEO’s performance, in which all non-management directors evaluate our CEO’s performance. The non-management directors discuss the results of the evaluation during an executive session, from which the CEO is absent, and the Board determines the annual compensation of the CEO.

     Role of Management. The Committee considers input from the CEO in making determinations regarding our executive compensation programs and the individual compensation of each executive officer (other than the CEO). As part of our annual review process, the CEO reviews the performance of each member of the executive team (other than himself), and performs an assessment of the achievement of pre-established financial and non-financial performance objectives. The CEO then presents recommendations regarding base salary adjustments, target annual incentive awards and actual payouts, stock-based grants, and long-term performance unit grants and actual payouts to the Committee. The CEO and senior management also make recommendations to the Committee regarding Hecla’s annual and long-term quantitative goals and annual qualitative goals for the executive officers, as well as recommendations regarding the participation in our stock-based compensation plans and amendments to the plans, as necessary.

     The Committee reviews the basis for these recommendations and exercises its discretion in modifying any of the recommendations prior to making its recommendations to the Board.

     Role of Compensation Consultant. The Committee retained Mercer (US) Inc. (“Mercer”) to provide information, analyses, and advice regarding executive and director compensation. The Mercer consultant who performs these services reports directly to the Committee chairman. With the consent of the Committee chairman, Mercer has also served as a consultant to management and provided compensation advice and other related services. While acting in this capacity, Mercer provides its final work product to the Committee as well as to management. In the course of conducting its activities during fiscal year 2008, Mercer attended one meeting of the Committee and presented its findings and recommendations for discussion.

     The Committee has established procedures that it considers adequate to ensure that Mercer’s advice to the Committee remains objective and is not influenced by Hecla’s management. These procedures include: a direct reporting relationship of the Mercer consultant to the Committee; a provision in the Committee’s engagement letter with Mercer specifying the information, data, and recommendations that can and cannot be shared with management; an annual update to the Committee on Mercer’s financial relationship with Hecla, including a summary of the work performed for Hecla during the preceding 12 months; and written assurances from Mercer that within the Mercer organization, the Mercer consultant who performs services for Hecla has a reporting relationship and compensation determined separately from Mercer’s other lines of business and from its other work for Hecla.

     All decisions regarding our executive and director compensation programs are made by the Committee alone, and may reflect factors and considerations other than the information and advice provided by Mercer.

Executive Compensation Philosophy and Principles

     Our compensation philosophy, which is set by the Committee and approved by the Board, is to provide the compensation and incentives needed to attract, motivate and retain key executives for our long-term success. Our compensation program provides incentives that motivate executive officers to grow reserves and resources, increasing cash flow through production increases or cost reductions. To achieve this, the Committee has designed the compensation program to pay for performance and deliver rewards in ways that encourage executives to think and act in both the near-term and long-term interests of our shareholders. A significant portion of each NEO’s total compensation opportunity is directly related to our growth in resources, production and cash flow. Our executive compensation program is based on the following principles:

  Provide reasonable levels of total compensation that will enable the Company to attract and retain qualified and capable executive talent within its industry, while also controlling costs. An executive’s compensation should be fair and reasonable to shareholders.

  Reward performance by tightly linking compensation to shareholder value. Incentive opportunities should align individual achievement with corporate objectives.

  Incentive compensation should be responsive to our commodity-based cyclical business environment by emphasizing operational performance over performance measures that are more directly influenced by metals prices.

Components of Executive Pay

     We have a multifaceted compensation program. For the year ended December 31, 2008, our executive compensation program consisted of the following elements:

Compensation Element	Objective	Key Features	Terms
Base salary	Provide a fixed level of cash compensation for performing day-to-day responsibilities	Set in May of each year for the 12-month period from June 1 to May 31	Paid semi-monthly
Incentive pay Annual Incentive Plan (“AIP”) Long-Term Incentive Plan (“LTIP”)	Attract and motivate executives and reward them according to the Company’s performance and the executive’s individual performance; encourage retention and reward long-term company performance

Annual Incentive Plan - Based on corporate achievement of production, and other goals, and individual performance

Long-Term Incentive Plan - Based on corporate goals achieved over a three-year performance period. Performance units for the three-year performance period are granted in the first half of each year

Annual Incentive Plan - Determined by the Committee and paid in a single payment following the performance year. Awarded in the first quarter of each year. Designed to be awarded in cash, but may be paid in equity

Long-Term Incentive Plan - Determined by the committee and paid in a single payment following the three-year performance period. Awarded in the first quarter of each year. Designed to be awarded in cash, but may be paid in equity

Equity Stock options Restricted stock units	Align management’s interests with those of shareholders	Stock option awards vest immediately with a five-year expiration period Restricted stock unit awards are denominated in shares and delivered in stock with a vesting schedule of one year	Stock options and restricted stock units are granted in the second quarter of each year

Compensation Element	Objective	Key Features	Terms
Key Employee Deferred Compensation Plan (“KEDCP”)	Increase exposure to the Company, while also providing a tax deferral opportunity and encouraging financial planning	Allows for the voluntary deferral of base salary, annual incentive pay, long-term incentive pay and restricted stock unit payouts	Employee must make election in the previous year to defer in the coming year
Benefits	Attract and retain highly qualified executives	Participation in retirement plans, company-paid health, dental and vision insurance, life insurance, and accidental death and dismemberment insurance	Same terms for all employees

     The specific rationale and design of each of these elements are outlined in detail below under “Elements of Total Compensation.”

Determination of Compensation

     To ensure competitiveness of our executive compensation, the Committee relies on market data. Mercer most recently performed a compensation study for us in May 2008. The Committee also relies on its judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential. Actual compensation for NEOs varies based on the Committee’s evaluation of each executive’s performance. Total compensation potential generally increases with additional organizational responsibilities.

     Market Positioning. For the NEOs as a group, the Committee’s policy is to target base salaries to the 25th percentile of the competitive market. Annual cash compensation (i.e., base salaries plus annual performance-based cash incentives) is targeted at the 50th percentile (median) of the competitive market. The total compensation opportunity (including salary, annual incentive and long-term incentive pay, restricted stock units and stock options) is targeted at the 75th percentile of the competitive market. This means that we provide below-market base salaries but above-market incentive pay, equity grants and total compensation. The Committee has established this market positioning policy for total compensation because it wants to attract the type of executive who is motivated by a compensation program that emphasizes performance-based pay to a greater extent than the market.

     Our executive compensation program, while heavily weighted toward performance-based incentive plans, targets total compensation at the 75th percentile of our comparator group when we meet our performance goals. However, our executive officers can receive incentive compensation above or below the 75th percentile to the extent that the Company either exceeds or does not meet performance goals. To ensure that our programs remain market competitive, we review our plans against the compensation programs of our comparator group with assistance from Mercer.

     Competitive Market Assessments. The Committee reviews market compensation levels and practices annually (or more frequently, as needed) in order to determine whether any adjustments to compensation are warranted in accordance with the Committee’s market positioning policy. This information is provided to the Committee annually by Mercer (or more frequently by management, as needed) based on an analysis of data obtained from the following two sources:

  Publicly disclosed compensation data from a specific comparator group of metal and mineral mining companies described below (“comparator group data”); and

  Compensation survey data from a broader set of metal and mineral mining companies, as well as from a broader set of general industry companies of similar size (“survey data”). For market assessments completed during 2008, mining industry data was collected from surveys published by McDermott International, PricewaterhouseCoopers, and general industry data was collected from surveys published by Mercer and Watson Wyatt.

     The market assessments compare our NEO positions to positions of comparable complexity and scope of responsibility in the market. The Committee generally considers the comparator group data as the primary market reference, although the Committee also considers a market composite for each position based on an equal blend of the comparator group data and the survey data.

     Comparator Group. The Committee uses a comparator group of publicly traded metal and mineral mining companies of comparable size as determined by annual revenue and market capitalization, complexity and scope of operations to Hecla, and that are based in either the United States or Canada. The comparator group used for 2008 was comprised of the following companies:

	Annual		Market
	Revenue[1]		Cap[1]
	($)		($)		Corporate
Company	2007	2008	2007	2008	Location
Kinross Gold Corporation	906	1,093	10,256	12,147	Canada
Stillwater Mining Company	613	619	889	460	United States
Agnico-Eagle Mines Limited	465	432	7,225	9,293	Canada
Northgate Minerals Corporation	411	338	762	260	Canada
Centerra Gold Inc.	382	373	2,719	960	Canada
IAMGOLD Corporation	303	678	2,373	2,247	Canada
Pan American Silver Corporation	255	301	2,675	1,686	Canada
Yamana Gold Inc.[2]	240	747	5,352	6,535	Canada
Coeur d’Alene Mines Corporation	217	215	1,413	485	United States
Golden Star Resources Ltd.	127	176	729	292	Canada
Median	343	403	1,147	1,323
Hecla Mining Company	219	223	1,126	475	United States
____________________

1.	In $US millions as of year-end fiscal 2007 and 2008.

2.	Pro forma based on Yamana’s acquisition of Meridian Gold Inc.

     We believe these companies are appropriate for purposes of our targeted compensation comparison because they are a likely source of executive talent for Hecla, their executive positions are similar to the positions occupied by our executives, and they are within the same general industry (exploration and development of mineral properties and mining, processing and sale of silver and gold). The Committee reviews this information because it believes there is a relationship between executive pay levels and organization revenues, even though many of these companies are larger than Hecla.

     On an annual basis and in consultation with Mercer, the Committee monitors the comparator group to assess its appropriateness as a source of competitive compensation data and adds or removes companies as needed. We have included the last two years of data for companies included in both years because of the significant volatility in revenue and market capitalization. The Committee looks at multiple years to consider the appropriate comparator group. For the 2008 comparator group, Yamana Gold acquired Meridian Gold and replaced it in the peer group.

     At-Risk Compensation. The NEOs are in a position to directly and significantly influence the strategic direction and overall performance of Hecla. Therefore, a significant percentage of their pay is variable or “at-risk” through annual and long-term incentive programs.

     Forms and Mix of Compensation. In 2008, the NEOs were granted a mix of long-term incentives and equity-based pay, based on the following approximate weights compared to the comparator group:

     The Committee does not have a pre-established policy for allocating total compensation between fixed and variable compensation or between annual and long-term compensation. The mix of compensation elements for the NEOs in 2008, as a percentage of total compensation, is set forth below.

CEO Compensation Mix

Other NEOs Compensation Mix
(Averaged)

     Based on the 2008 competitive market assessment, our mix of pay for the CEO and other NEOs is more heavily weighted toward incentive pay than the mix of pay provided by almost all of the comparator companies for the comparable positions.

Elements of Total Compensation

     Guided by its executive compensation principles, the Committee uses several elements in its executive compensation program. The specific rationale, design, determination of amounts and related information regarding each of these elements are outlined below.

     Base Salary. Based on the market positioning policy described above, the Committee targets base salaries to the 25th percentile of the competitive market for the NEOs as a group. An individual NEO’s base salary may be set above or below the market 25th percentile for that particular position, depending on the Committee’s subjective assessment of the individual NEO’s experience, recent performance and expected future contribution, retention concerns and the recommendation of our CEO. The CEO does not make a recommendation with respect to his own salary. The Committee does not use any type of quantitative formula to determine the base salary level of any of the NEOs. In addition, when an executive officer is recruited from outside the Company, the package necessary to attract the candidate also plays a role in determining base salary and total compensation.

     The Committee reviews the base salaries of the NEOs annually. Base salaries may be increased or reduced based on the following principles, which are established in May of each year for the 12-month period from June 1 to May 31:

  Individual performance factors, such as achievement of individual goals, demonstration of leadership competencies, and level of contribution and responsibility;

  The performance of the functional areas(s) under a NEO’s scope of responsibility;

  Placement relative to the range of salaries of the comparator group to gauge competitiveness; and

  Placement relative to the salaries of our other NEOs to ensure that salaries are commensurate with each officer’s responsibilities.

     Annual Incentive Plan (“AIP”). A short-term incentive (bonus) opportunity is provided through our AIP as the annual incentive component of our executive compensation program. In February or May of each year, the Committee recommends to the Board a company-wide bonus pool that is divided between all employees and is based on company performance during the year.

     The baseline bonus percentages for the NEOs as well as all salary grade levels within the Company are based on competitive market data for our comparator group. The Committee determines the level of awards under the AIP and considers input of the CEO with respect to the bonus to be awarded to the other executive officers. The size of the Company’s overall bonus pool as well as each individual NEO’s bonus reflects: (i) baseline bonus percentages; (ii) performance against pre-established Company goals; and (iii) individual performance. The Committee retains the right to adjust the size of awards as it deems appropriate to take into account other factors that enhance or detract from results achieved relative to the established goals, as well as unforeseen factors beyond management’s control that affected performance. In this way, the Committee does not confine itself to a purely quantitative approach and retains discretion in determining awards based on its review of and assessment of results for the year.

     Performance Measures and Weights. Each year, the Committee determines the company-wide goals for the AIP, based on its assessment of our most critical objectives for the upcoming year. For 2008, our Company performance was measured based on production and costs and a number of additional qualitative goals that can be grouped into broad categories such as major business initiatives or project execution; department goals; legal issues resolution; transition and succession planning issues; and personal and corporate development initiatives.

     The use of these operational measures aligns NEO compensation with our business objectives and strategic priorities, and is responsive to our commodity-based cyclical business environment.

     In addition to company measures, specific individual objectives are developed for each NEO. The CEO and our management establish individual objectives for the NEOs. The specific objectives for each NEO are chosen to reflect each NEO’s individual responsibilities. While most of the goals are subjective by nature, to the extent possible, objective and quantifiable targets are set in order to improve accountability for results.

     Because the CEO has a broad role with ultimate accountability for Hecla’s performance, 100% of his target AIP award is based on company performance. Because the other NEOs also have a significant - but comparatively more limited - influence on the overall performance of Hecla, 60% of their target AIP award is based on company performance with the remaining 40% based on individual NEO performance. The Committee may vary the percentages allocated to Hecla and individual components from year to year.

     Target Opportunities. As discussed above, the Committee recommends to the Board a company-wide bonus pool that is divided between all employees, including all executives, and is based on company performance during the year. Under the AIP, each NEO has a target award opportunity expressed as a percentage of base salary, along with minimum and maximum award levels. The target award opportunities are determined based on the competitive market assessments and the Committee’s market positioning policy, the individual NEO’s organization level, scope of responsibility and ability to impact Hecla’s overall performance, and internal equity among the NEOs. Actual awards are paid after the end of each annual performance period and can range from 0% to 200% of the target awards, based on the Committee’s assessment of our actual performance and the individual NEOs versus goals. Having an award maximum cap reduces the likelihood of windfalls to executives and encourages financial discipline. It is also competitive with typical comparator group practice.

     For 2008, target AIP award opportunities for the NEOs were as follows:

Target Annual Incentive
Named Executive Officer	(% of base salary)
Phillips S. Baker, Jr.	100%
James A. Sabala	60%
Ronald W. Clayton	60%
Michael H. Callahan	55%
Dr. Dean W.A. McDonald	55%
Lewis E. Walde	55%

     Performance Target Setting. Our management develops proposed targets for each company performance measure based on a variety of factors, including historical corporate performance, internal budgets, forecasts and growth targets, and market expectations. The Committee reviews the targets and adjusts them, as it deems appropriate, prior to recommending approval to the Board. The Committee believes that linking bonus awards to pre-established goals creates a performance-based compensation strategy consistent with shareholder interests.

     Earned Awards. Following the end of the year, the Committee reviews our actual performance and determines the extent of achievement based on actual results. However, the Committee does not assign specific weights to any of the measures, nor does the Committee make use of pre-established threshold-to-target and target-to-maximum performance ranges for each measure. Rather, instead of employing strict quantitative formulas, the Committee reviews the extent to which each target has been achieved and exercises its qualitative judgment in assessing overall company performance compared to target. Over the past four years since the company measures have been in place, the annual targets have been met or exceeded in two years, and in the other two years performance was below target.

     In addition, following the end of the year, the CEO and our management review the performance of the NEOs on their individual goals and determine the level of achievement compared to target for each NEO. Most of the individual goals are subjective by nature, which require the exercise of discretion and judgment to assess performance attainment. The Committee reviews these performance assessments and exercises its qualitative judgment to modify any of the assessments prior to making its recommendations to the Board regarding actual AIP payments to the NEOs. The Committee also considers safety performance, environmental performance or other factors when considering awards to be approved.

     Long-Term Incentive Plan (“LTIP”). We use a cash long-term incentive (“performance unit”) plan that focuses executives on meeting three-year goals related to resource growth and cash contribution from operations. The primary objective of our LTIP is to focus the NEOs on long-term corporate performance. The LTIP is also an attractive vehicle for attracting and retaining executives in Hecla’s highly competitive talent market. The Committee determines the terms and conditions of long-term incentive goals taking into account both mining and general industry market practices and the objectives of the LTIP, such as resource additions and cash flow.

     Performance units are designed to incentivize management to deliver long-term value. Beginning in 2003, the Committee has made annual grants of “performance units” to the NEOs under our LTIP with the first potential payout following in 2005. Performance units reinforce Hecla’s business strategy by communicating our key operational value drivers of performance (e.g., cash flow generation and resource growth) and the associated long-term performance objectives that must be met for us to be successful and ultimately create value for shareholders. Under the plan, a new performance period begins each calendar year and runs for three years. The purpose of having a three-year performance period is to focus the NEOs on multi-year performance as a balance to the single-year performance focus of the AIP. The three-year performance period also recognizes that some value-creating activities require a significant period of time to be implemented and for measurable results to accrue. Starting a new plan period each year also provides the Committee with the flexibility to adjust for new business conditions, circumstances or priorities in setting the performance metrics and goals for each three-year cycle.

     Performance units are initially assigned a target value of $100 each. The ultimate dollar value of each unit can range from $0 to $275 depending on our performance compared to the goals approved by the Committee. Prior to the 2008-2010 plan period, the maximum unit value was $200. Performance units are paid out as soon as practical after the end of each performance period, and upon the approval of payouts by the Committee. At the discretion of the Committee, the payouts may be in the form of cash, our Common Stock or restricted stock units, or a combination of these forms.

     For the 2008-2010 plan period, the Committee approved the following performance measures and weights:

Performance Measure	Weight
Resource Growth	75%
Cash Contribution from Operations	25%

     Resource growth is emphasized because of the priority placed on resource growth in our business strategy. Resource growth and cash contribution performance are considered separately in the payout calculation. Therefore, if 100% of the resource growth target is reached, there will be a payout of $75 per performance unit, regardless of the cash contribution performance versus target. Similarly, if 100% of the cash contribution target is reached, there will be a payout of $25 per performance unit, regardless of the resource growth performance versus target.

     Award Opportunities. The Committee recommends annual grants of long-term incentives to the NEOs. The Committee does not explicitly take into account dollar amounts of realized or realizable compensation from prior long-term incentive awards when determining annual grant levels of long-term incentives.

     For 2008, the target long-term incentive grant values as a percentage of base salary for the NEOs were as follows:

Target Long-Term Incentive
NEO	(% of base salary)
Phillips S. Baker, Jr.	328%
James A. Sabala	170%
Ronald W. Clayton	202%
Michael H. Callahan	161%
Dr. Dean W.A. McDonald	197%
Lewis E. Walde	0%

     NEOs can receive a maximum payout of $275 per unit, if resource growth is met at 150% of target and cash contribution is met at 115% of target. No payout will be received for performance below 60% of target on resource growth and below 65% of target on cash contribution. The following table summarizes the performance unit valuation ranges for resource growth and cash flow contribution for the 2008-2010 plan period:

2008-2010 Performance Unit Valuation

Resource Growth		Cash Contribution
% of Target	Unit Value	% of Target	Unit Value
150%	$225.00	115%	$50.00
145%	$210.00	110%	$42.50
140%	$195.00	105%	$32.50
135%	$180.00	100%	$25.00
130%	$165.00	95%	$22.50
125%	$150.00	90%	$20.00
120%	$135.00	85%	$17.50
115%	$120.00	80%	$15.00
110%	$105.00	75%	$12.50
105%	$ 90.00	70%	$10.00
100%	$ 75.00	65%	$ 7.50
95%	$ 71.25	60%	$ 0.00
90%	$ 67.50
85%	$ 63.75
80%	$ 60.00
75%	$ 56.25
70%	$ 52.50
65%	$ 48.75
60%	$ 45.00
55%	$ 0.00

     The targets for each performance measure are aligned with our most recent long-term forecast and growth objectives. The 2008-2010 long-term plan targets were adjusted to reflect the Greens Creek acquisition, which closed in the second quarter of 2008.

     Four of these plans have now matured. The measures, performance attainment and payout for each plan period were as follows:

	Percentage of	Percentage of Cash
	Resource	Contribution met	Total Payout per Unit
LTIP Plan Period	Growth met (%)	(%)	($)
2003-2005	- -	- -	- -
2004-2006	107	- -	103.00
2005-2007	85	- -	47.85
2006-2008	537	72	161.42

     Equity. We currently use two forms of equity vehicles for long-term incentive compensation: stock options and restricted stock units. As with the overall total compensation mix, the Committee does not have a formal policy for allocating long-term incentive grant values between equity and cash or between the two forms of equity. The Committee targets a balance in the equity component between a performance focus (via stock options) and retention objectives (via restricted stock units).

     Stock Options. Stock options are granted under our 1995 Stock Incentive Plan. They are issued with an exercise price based on the average of the highest and lowest sales prices of our Common Stock on the NYSE on the date of grant. Options granted in 2008 vested immediately upon grant and were granted with an expiration date of five years after the date of grant (or earlier in the case of termination of employment, retirement, death or disability). Granting options aligns the NEOs with shareholders by ensuring that the NEOs will only realize value from the options if and when Hecla’s stock price increases. We believe that the methodology used in our plan, the average of the high and low prices of the Common Stock on the grant date, is more representative of the fair value on the grant date than the closing market price. This methodology has been used by us since 1995. We grant stock options on a broad basis to encourage all employees to work with a long-term view. In 2008, we granted stock options to approximately 53 employees, including all NEOs.

     Effective January 1, 2006, we began accounting for share-based awards under the provisions of Statement No. 123R, Accounting for Stock-Based Compensation (“SFAS 123(r)”). SFAS 123(r) establishes accounting for stock-based awards exchanged for employee services. Accordingly, stock-based compensation cost is measured at grant date, based on the fair value of the awards, and is recognized as an expense ratably over the requisite employee service period. The Committee has determined to retain for the foreseeable future our stock option program as a component of its long-term compensation program, and therefore, to record this expense on an ongoing basis according to SFAS 123(r).

     Restricted Stock Units. Restricted stock units (“RSUs”) are typically granted to the NEOs under the KEDCP, but may also be granted in accordance with the 1995 Stock Incentive Plan. RSUs are used for retention purposes and to provide alignment with shareholders via share ownership. RSUs also balance the more volatile rewards associated with stock options by providing value to the NEOs even with a declining share price, which may occur due to general market or industry-specific forces that are beyond the control of the NEOs (e.g., a drop in the prices of gold and silver). For RSUs granted in 2008, the Committee included a one-year service-vesting requirement in order to balance incentive and retention needs. Holders of RSUs issued under the KEDCP do not receive dividends or exercise voting rights on their RSUs until they vest and are released from restriction. In 2008, we granted RSUs to approximately 32 employees, including all NEOs, under the KEDCP. In 2008, we also granted RSUs to approximately 106 employees, excluding all executive officers, under the 1995 Stock Incentive Plan.

     Guidelines and Timing of Equity Awards. We have no program, plan or practice to time the grant of stock-based awards relative to the release of material non-public information or other corporate events. All equity grants to executive officers are approved by the Committee or the independent directors at regularly scheduled meetings in February or May or, in limited cases involving key recruits or promotions, by a special meeting or unanimous written consent. The grant date is the meeting date or a fixed, future date specified at the time of the grant. Under the terms of our 1995 Stock Incentive Plan, the fair market value is the mean between the highest and lowest reported sales prices of our Common Stock on the NYSE on the date of grant. In addition, the Committee typically recommends performance units to NEOs at its regular February or May meeting.

     Securities Trading Policy. Under our securities trading policy, executive officers not in possession of material non-public information may generally buy or sell Hecla securities only during specified “window” periods. Executive officers are not allowed to trade in Hecla securities three weeks before through two days after the release of any Form 10-Q or Form 10-K, or at any other time during the year when material non-public information is known by the executive officer and as instructed by the General Counsel.

     Stock Ownership Policy. The Committee believes that the elements of compensation for NEOs discussed above provide for an appropriate level of correlation with shareholder interests and therefore the Committee does not require NEOs or other senior executives to own specified amounts of our Common Stock.

Other

     Nonqualified Deferred Compensation Plan. Hecla maintains the Key Employee Deferred Compensation Plan (the “KEDCP”), a nonqualified deferred compensation plan under which participants may defer up to 100% of their annual base salary and up to 100% of their annual and long-term performance-based or bonus compensation. Participants may elect to have these amounts valued based upon our Common Stock and credited to a stock account. Alternatively, participants may elect to have these amounts valued in dollars and credited to an investment account. The KEDCP provides for matching and discretionary contributions by us when deferral amounts are valued based upon our Common Stock. This feature promotes alignment of the participants with our shareholders. Investment accounts of deferral amounts valued in dollars are credited monthly with an amount based on the annual prime rate for corporate borrowers. In general, participants may only receive distributions from their deferred compensation balances upon separation from service with us or according to a fixed date or schedule selected by the participants. Several NEOs have elected to defer salary and bonus amounts and have accumulated the deferred compensation amounts shown in the table entitled “Nonqualified Deferred Compensation for 2008” on page 48. The amounts deferred are unfunded and unsecured obligations of Hecla, receive no preferential standing, and are subject to the same risks as any of our other general obligations. Additional details about the KEDCP are described in the narrative accompanying the Nonqualified Deferred Compensation for 2008 table.

     Benefits. We provide our employees with a benefits package that is designed to attract and retain the talent needed to manage Hecla. Therefore, all United States salaried employees, including the NEOs, are eligible to participate in the Hecla Mining Company Qualified Retirement Plan (the “Retirement Plan”), the Capital Accumulation Plan (a 401(k) plan, which includes matching contributions by Hecla), health and dental coverage, various company-paid insurance plans, paid time off and paid holidays. NEOs are eligible to receive certain additional benefits, as described below. The Committee intends the type and value of such benefits offered to be competitive with general market practices.

     Nonqualified Defined Benefit Plan. Under the Retirement Plan, upon normal retirement each participant is eligible to receive an annual benefit equal to a certain percentage of final average annual earnings for each year of credited service. Additional details about the Retirement Plan are described in the narrative accompanying the Pension Benefits table that is included in this Proxy Statement. Under Hecla’s unfunded Supplemental Retirement Benefit Plan (the “Supplemental Plan”), the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/ or the Employee Retirement Income Security Act, and the reduction of benefits, if any, due to a deferral of salary made under our KEDCP, will be paid out of our general funds to any employee who may be adversely affected. The Retirement Plan and Supplemental Plan define earnings for purposes of the plans to include salary plus bonus, and any other cash incentives.

     Personal Benefits. The only personal benefit provided by Hecla is a relocation benefit, which is offered as needed to meet specific recruitment needs.

Rewarding Performance in 2008

     Base Salary. The Committee reviewed the base salaries of the NEOs in May 2008. Salary increases were based on a review provided to the Committee by Mercer. Mercer examined the range of salaries of Hecla’s comparator group, completed a competitive market assessment and presented its findings to the Committee. Upon Mercer’s review of Hecla’s executive compensation program compared to that of the comparator group, several recommendations were made to the Committee, including increasing base salaries. The Committee considered Mercer’s recommendations and other findings and, effective June 1, 2008, each NEO received an increase in base salary, except for Mr. Sabala, who was not employed with the Company until March 2008, and Mr. Walde because of his resignation in May 2008.

2008 Salary Increases for NEOs

	Fiscal Year 2007	Fiscal Year 2008	Percentage Increase Over
	Salary	Salary	Fiscal Year 2007 Salary
NEO	($)	($)	(%)
Phillips S. Baker, Jr.	400,000	445,000	11.25
James A. Sabala	- -	280,000	- -
Ronald W. Clayton	215,000	235,000	9.31
Michael H. Callahan	195,000	205,000	5.13
Dr. Dean W.A. McDonald	180,000	193,000	7.23
Lewis E. Walde	183,000	183,000	- -

     The salary differences among the NEOs were driven primarily by differences in the market rate of pay for each NEO. The increase for Mr. Baker reflected increases in the market rate of base salary for CEOs in the comparator group. The increases for the other NEOs reflected the expected increase in the market rate of base salary for executive officers generally. The 2008 salary levels are consistent with the Committee’s market positioning policy.

     2008 AIP. For 2008, the Committee assessed overall company performance at 40% of target based on qualitative and quantitative criteria. However, the Committee, based on the recommendation of Mr. Baker, determined that given the size of the pool available to all employees, it would not award bonuses under the 2008 AIP to the NEOs, except for Mr. Sabala.

     The Committee determined that Mr. Sabala played a key role in improving the financial position for the Company. The Committee felt that Mr. Sabala achieved 175% of his individual goals for 2008 and was therefore awarded a payout under the AIP of $85,000. Mr. Sabala was paid 30% in cash ($25,500) and the remaining 70% was received as deferred stock units (46,484 units) under the KEDCP.

     Also, as part of Mr. Walde’s severance package, he received a prorated portion of his 2008 AIP in the amount of $34,313. Mr. Walde’s 2008 AIP was paid in Common Stock (26,807 shares) under the 1995 Stock Incentive Plan.

     Set forth in the table below are each NEOs (i) fiscal year-end 2008 base salary, (ii) maximum bonus opportunity under the AIP, (iii) lump sum payment made to such individual under the structure described above, and (iv) the lump sum payment expressed as a percentage of base salary.

		Maximum		Amount
	Fiscal Year-	Bonus	Amount	of Stock	Payment as a
	End 2008	Opportunity	of 2008	Received in	Percentage of
	Base Salary	Under AIP[1]	AIP	Lieu of Cash	Base Salary
NEO	($)	($)	($)	(#)	(%)
Phillips S. Baker, Jr.	445,000	890,000	- -	- -	- -
James A. Sabala[2]	280,000	252,000	85,000	46,484	30.4
Ronald W. Clayton	235,000	282,000	- -	- -	- -
Michael H. Callahan[3]	205,000	225,500	- -	- -	- -
Dr. Dean W.A. McDonald	193,000	212,300	- -	- -	- -
Lewis E. Walde[4]	183,000	34,313	34,313	26,807	18.7
____________________

1.	The maximum percentage of each NEO’s bonus is: Baker, 200%; Sabala, 90%, Clayton, 120%; Callahan, 110%; McDonald, 110%; and Walde, 18.7%.

2.	Mr. Sabala’s maximum percentage is based on being employed for nine months in 2008. Mr. Sabala received 30% in cash ($25,500) and the remaining 70% in deferred stock units under the KEDCP (46,484 units).

3.	Mr. Callahan resigned from Hecla effective January 15, 2009. No 2008 AIP was awarded to Mr. Callahan.

4.	Under the terms of Mr. Walde’s severance package, he received a prorated portion of his AIP for 2008. Mr. Walde’s entire AIP award was paid in Common Stock under the 1995 Stock Incentive Plan.

     2006-2008 LTIP. The specific 2006-2008 LTIP goals were approved by the Committee in February 2006. These were to add to the resource base and generate a defined amount of cash flow based on fixed silver and gold prices.

     During this three-year period, the resource growth was achieved at 537% of target and paid out at $150 per unit. Cash contribution was achieved at 72% of target and paid out at $11.42 per unit. The total 2006-2008 LTIP payout was $161.42 per unit. To preserve cash for the Company, each NEO received a payout of 30% in cash and 70% in deferred stock units. See footnote 5 to the Summary Compensation Table on page 43 for information on the 2006-2008 LTIP payout to the NEOs.

Employment Agreements

     Hecla has an Employment Agreement with each of its NEOs that contains provisions regarding the results of certain change-in-control of the Company. The Committee believes that these agreements are important for a number of reasons, including providing reasonable compensation opportunities in the unique circumstances of a change-in-control that are not provided by our other compensation program. The Committee believes that change-in-control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key executives will leave Hecla before a transaction closes. The Committee also believes that these agreements motivate the executives to make decisions that are in the best interests of our shareholders should a change-in-control in fact take place. They do this by providing executives with the necessary job stability and financial security during a change-in-control transaction and the subsequent period of uncertainty to help them stay focused on managing Hecla rather than on their own personal employment situation. The Committee believes that all of these objectives serve the shareholders’ interests. The Committee also believes that change-in-control provisions are an essential component of the executive compensation program and are necessary to attract and retain senior talent in this highly competitive market.

     The change-in-control provisions were developed by the Company and the Committee based on market and industry competitive practice. The Company and the Committee periodically review the benefits provided under the agreements to ensure that they serve our interests in retaining these key executives, are consistent with market and industry practice, and are reasonable. Details of the individual NEO’s change-in-control benefits and terms are disclosed in the section entitled “Potential Payments Upon Termination or Change-in-Control” in this Proxy Statement.

Tax and Accounting Considerations

     Our compensation programs are affected by each of the following:

     Accounting for Stock-Based Compensation. We account for stock-based compensation in accordance with the requirements of SFAS 123(r). We also take into consideration other generally accepted accounting principles in determining changes to policies and practices for our stock-based compensation programs.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. The Committee believes that the stock options and performance units granted to the NEOs qualify under Section 162(m) as performance-based compensation. AIP payments do not qualify under Section 162(m) as performance-based compensation. Base salary and grants of service-vesting restricted stock are not performance-based, and therefore do not qualify. However, deductibility is not the sole factor used by the Committee in ascertaining appropriate levels or manner of compensation. The Committee believes that it is important to preserve flexibility in administering compensation programs in a manner designed to attract, retain and reward high-performing executives, and to promote business objectives that may not necessarily align with the requirements for full deductibility under Section 162(m). Consequently, the Committee has not adopted a policy that all NEO compensation must qualify as deductible under Section 162(m), and we may enter into compensation arrangements under which payments are not deductible under Section 162(m). However, based upon the Committee’s analysis, the Committee expects that all compensation payable to NEOs for 2008 pursuant to the compensation programs now in effect will be deductible.

     Section 409A of the Internal Revenue Code. Section 409A imposes additional significant taxes in the event that an executive officer or director receives “deferred compensation” that does not satisfy the requirements of Section 409A. We believe that we have designed and operated any plans to appropriately comply with Section 409A.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are set forth in the “Compensation Committee Report.” There are no members of the Compensation Committee who were officers or employees of Hecla or any of our subsidiaries during the fiscal year; formerly were officers of Hecla or any of our subsidiaries; or had any relationship otherwise requiring disclosure under the proxy rules promulgated by the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants, to determine whether such persons have a direct or indirect material interest. Related party transactions are transactions that involve our directors, executive officers, director nominees, 5% or more beneficial owners of our Common Stock, immediate family members of these persons, or entities in which one of these persons has a direct or indirect material interest. Transactions that are reviewed as related party transactions by us are transactions that involve amounts that would exceed $120,000 (the current threshold required to be disclosed in the Proxy Statement under SEC regulations and certain other similar transactions). Pursuant to our Code of Business Conduct and Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or to the Corporate Governance and Directors’ Nominating Committee. We evaluate these reports along with responses to our annual director and officer questionnaires for any indication of possible related party transactions. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related party transactions. If a transaction is deemed by us to be a related party transaction, the information regarding the transaction is discussed with the Board. As required under the SEC rules, transactions that are determined to be directly or indirectly material to Hecla or a related party are disclosed in our Proxy Statement.

     The only related party transaction to be disclosed is discussed below under “Charitable Contributions by the Company.”

CHARITABLE CONTRIBUTIONS BY THE COMPANY

     In December 2007, upon Board approval, we created the Hecla Charitable Foundation (the “Foundation”). We intend from time to time to make charitable contributions to the Foundation, which in turn will provide grants to other charitable organizations for charitable and educational purposes. Phillips S. Baker, Jr., serves as the president and as a director of the Foundation. James A. Sabala serves as vice president and as a director, and Dr. Dean W.A. McDonald serves as a director of the Foundation. In December 2007, our Board also committed to make a contribution of 550,000 shares of our Common Stock to the Foundation. While these shares were transferred to the Foundation in January 2008, for federal tax purposes, the contribution was deemed to have been made in 2007. The value of the 550,000 shares received in January 2008 was $5,142,500, which was determined by using the closing price of our Common Stock on the NYSE on December 31, 2007 ($9.35). In 2008, no shares were sold by the Foundation. The value of the 550,000 shares as of December 31, 2008, was $1,540,000, which was determined by using the closing price of our Common Stock on the NYSE on December 31, 2008 ($2.80).

     Other than the contribution to the Foundation which was authorized in 2007, but not made until 2008, we have not made any contributions to any charitable organization in which a director served as an executive officer, which exceeded the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues.

COMPENSATION TABLES

Compensation for 2008

     The following compensation tables provide information regarding the compensation of our CEO, current and former Chief Financial Officers and three other executive officers who were the most highly compensated in the fiscal year ended December 31, 2008.

     Since 2006, we have been accounting for equity-based awards in accordance with the requirements of SFAS 123(r), by which we recognize compensation expense of a stock option award to an employee based on the fair value of the award on the grant date. Compensation expense of restricted stock and restricted stock unit awards to an employee is based on the stock price at grant date. The compensation expense for stock options, restricted stock and restricted stock units is recognized over the vesting period.

Summary Compensation Table

								Change in
								Pension Value
								and Non-
								Qualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
		Salary[1]	Bonus[2]		Awards[3]	Awards[4]	Compensation[5]	Earnings[6]	Compensation[7]	Total
Name and Principal Position	Year	($)	($)		($)	($)	($)	($)	($)	($)
Phillips S. Baker, Jr.	2008	426,250	- -		452,510	454,954	640,837	135,610	3,450	2,113,611
President and Chief	2007	377,792	308,000		166,952	342,397	189,965	43,600	12,143	1,440,849
Executive Officer	2006	341,338	240,000		173,025	376,435	381,100	36,837	10,969	1,559,704
James A. Sabala[8]	2008	214,308	85,000	[10]	100,261	190,668	70,701	11,980	- -	672,918
Senior Vice President and CFO	2007	- -	- -		- -	- -	- -	- -	- -	- -
	2006	- -	- -		- -	- -	- -	- -	- -	- -
Ronald W. Clayton	2008	226,667	- -		150,840	151,651	213,074	157,355	3,450	903,037
Senior Vice President – Operations	2007	210,833	122,600		59,598	124,508	63,162	94,300	12,143	687,144
	2006	180,675	100,000		65,784	101,222	123,600	35,658	11,204	618,143
Michael H. Callahan	2008	200,833	- -		100,557	101,101	203,389	80,690	2,446	689,016
Vice President	2007	191,250	87,800		38,658	80,930	60,291	61,700	23,143	543,772
	2006	168,775	140,130		64,144	96,597	123,600	8,619	8,236	610,101
Dr. Dean W.A. McDonald[9]	2008	187,583	- -		125,698	127,413	150,605	23,756	5,686	620,741
Vice President – Exploration	2007	172,917	95,600		62,352	80,930	25,504	15,736	12,314	465,353
	2006	51,083	30,000		64,900	47,600	13,699	601	664	208,547
Lewis E. Walde[11]	2008	68,625	34,313	[10]	- -	- -	163,841	69,777	223,088	559,644
former Vice President and CFO	2007	179,667	82,400		38,658	80,930	60,291	33,000	12,143	487,089
	2006	163,425	73,000		64,144	60,433	123,600	4,603	14,040	503,245
____________________

1.	Salary amounts include both base salary earned and paid in cash during the fiscal year listed and the amount of base salary deferred at the election of the NEO. See the table entitled “Nonqualified Deferred Compensation for 2008” on page 48 for compensation deferred in 2008.

2.	The amounts reported in this column for 2007 and 2006 represent the total amount of AIP bonus received by each NEO for those years. For the amounts reported in 2008 for Mr. Sabala and Mr. Walde, see footnote 10 to this Summary Compensation Table.

3.	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year for the fair value of RSUs awarded in 2008 and prior years for each NEO. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The values listed reflect the dollar amount calculated in accordance with SFAS 123(r). For RSUs, the fair value is calculated using the average of the highest and the lowest reported sales prices of our Common Stock on the date of grant. For additional information on the valuation assumptions with respect to the 2008 grants, refer to Note 10 of our financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC. See the table entitled “Grants of Plan-Based Awards for 2008” for the amount of RSUs awarded to each NEO in 2008. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs. We caution that the amounts reported in the “Stock Awards” column for these awards may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment. Additional information on all outstanding stock awards is reflected in the table entitled “Outstanding Equity Awards at Fiscal Year- End for 2008” on page 46.

4.	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock options granted in 2008 and prior years, as well as stock options purchased under our deferred compensation plan. These amounts were determined in accordance with SFAS 123(r). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the 2008 grants, refer to Note 10 of our financial statements in our Form 10-K for the year ended December 31, 2008, as filed with the SEC. The amount of stock options granted to each NEO is listed in the table entitled “Grants of Plan-Based Awards for 2008.” These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs. We caution that the amounts reported in the “Option Award(s)” column for these awards may not represent the amounts that the NEO will actually realize from the awards. Whether, and to what extent, a NEO realizes value will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment. Additional information on all outstanding stock awards is reflected in the table entitled “Outstanding Equity Awards at Fiscal Year-End for 2008” on page 46.

5.	This column represents the LTIP payout for the 2004-2006, 2005-2007 and 2006-2008 plan periods. To preserve our cash, each NEO received their 2006-2008 LTIP payout 30% in cash and the remaining 70% in RSUs. The RSUs awarded to each NEO for the 2006-2008 plan period, the unit value determined, amount of cash received and amount of shares received for each NEO were as follows:

	2006-2008		Value Determined at
	Performance		End of Performance	Amount of Cash	Amount of Shares	Value of Shares
	Units	Unit Value	Period(a)	Received	Received	Received(b)
Name	(#)	($)	($)	($)	(#)	($)
Phillips S. Baker, Jr.	3,970	161.42	640,837	192,251	350,458	448,586
James A. Sabala	438	161.42	70,701	21,210	38,665	49,491
Ronald W. Clayton	1,320	161.42	213,074	63,922	116,525	149,152
Michael H. Callahan	1,260	161.42	203,389	- -	158,898	203,389
Dr. Dean W.A. McDonald	933	161.42	150,605	45,182	82,362	105,423
Lewis E. Walde(c)	1,015	161.42	163,841	- -	128,001	163,841
____________________
(a)	The amount reported in this column is reported in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

(b)	The value of the shares reported in this column was determined by using the closing price of Hecla’s Common Stock on the NYSE on March 9, 2009 ($1.28).

(c)	As part of Mr. Walde’s severance, he was given a prorated share of his 2006-2008 LTIP units, which were paid in the form of Common Stock from our 1995 Stock Incentive Plan.

6.	The amounts reported in this column are composed of: (i) changes between December 31, 2007, and December 31, 2008, in the actuarial present value of the accumulated pension benefits for Messrs. Baker, $134,670; Sabala, $11,980; Clayton, $157,141; Callahan, $77,962; McDonald, $23,756; and Walde, $68,299; and (ii) KEDCP interest earned over the applicable federal rates for Messrs. Baker, $940; Sabala, $0; Clayton, $214; Callahan, $2,728; McDonald, $0; and Walde, $1,478.

7.	The following table shows each component of the “All Other Compensation” column in the “Summary Compensation Table” for each of our NEOs.

All Other Compensation Table for 2008

	Capital
	Accumulation	Company Contributions to
	Plan(a)	Defined Contribution Plan	Other	Total
Name	($)	($)	($)	($)
Phillips S. Baker, Jr.	3,450	- -	- -	3,450
James A. Sabala	- -	- -	- -	- -
Ronald W. Clayton	3,450	- -	- -	3,450
Michael H. Callahan	2,446	- -	- -	2,446
Dr. Dean W.A. McDonald	- -	5,686 (b)	- -	5,686
Lewis E. Walde	2,965	- -	220,123 (c)	223,088
____________________
(a)	This column reports Hecla’s matching contributions under Hecla’s Capital Accumulation Plan for the NEOs.

(b)	This amount is for a retirement contribution made on behalf of Dr. McDonald. Canadian employees are excluded from participation in the Hecla Capital Accumulation Plan. Dr. McDonald is paid in Canadian funds. The amount reported is in U.S. dollars based on the applicable exchange rates as reported in The Wall Street Journal from time to time.

(c)	Mr. Walde left Hecla on May 15, 2008. Under Mr. Walde’s severance package he received: (i) severance payment of $183,000; (ii) earned vacation pay in the amount of $19,123; and (iii) a one-time payment of $18,000.

8.	Mr. Sabala was not an NEO in fiscal years 2007 and 2006. Accordingly, compensation information for Mr. Sabala is provided only for fiscal year 2008.

9.	Dr. McDonald receives his compensation in Canadian funds. The amounts reported for Dr. McDonald are in U.S. dollars based on the applicable exchange rates as reported in The Wall Street Journal from time to time during this time period.

10.	Mr. Sabala was awarded $85,000 under the 2008 AIP. To preserve cash for the Company, Mr. Sabala was paid 30% in cash and the remaining 70% in RSUs under the KEDCP. Under the terms of Mr. Walde’s severance package, he was awarded a prorated portion of his 2008 AIP in the amount of $34,313. To preserve cash for the Company, Mr. Walde’s award was paid all in Common Stock under the 1995 Stock Incentive Plan.

11.	Mr. Walde resigned his position as Vice President and Chief Financial Officer, effective May 15, 2008, and is no longer an “officer” as defined in Rule 16a-1(f) promulgated under Section 16 of the Exchange Act, and did not receive any equity grants in 2008.

     The following table provides information concerning each grant of a plan-based award made to the NEOs in the most recently completed fiscal year. This includes performance units awarded for the 2008-2010 plan period under the LTIP and stock option grants under the 1995 Stock Incentive Plan. Pursuant to the terms of our 1995 Stock Incentive Plan, the option price for stock option grants is determined by using the mean between the highest and lowest reported sales prices of our Common Stock on the NYSE on the date of grant (i.e., $10.06 + $9.65 = $19.71/2 = $9.855).

Grants of Plan-Based Awards for 2008

						Other	All Other
						Stock	Option			Grant
						Awards:	Awards:	Exercise	Closing	Date Fair
						Number	Number of	or Base	Market	Value of
		Long-Term	Estimated Future Payouts Under			of Shares	Securities	Price of	Price on	Stock and
		Performance	Non-Equity Incentive Plan Awards[2]			of Stock	Underlying	Option	Date of	Option
	Grant	Plan Units[1]	Threshold	Target	Maximum	or Units[3]	Options[4]	Awards[5]	Grant[6]	Awards[7]
Name	Date	(#)	($)	($)	($)	(#)	(#)	($/Sh)	($)	($)
Phillips S. Baker, Jr.	5/15/08	5,600	0	560,000	1,540,000
	5/15/08					45,662			9.91	452,510
	5/15/08						122,616	9.855	9.91	454,954
James A. Sabala	3/26/08	1,435	0	143,500	394,625
	3/26/08					8,818			11.37	100,261
	3/26/08						33,000	11.34	11.37	140,118
	5/15/08						13,624	9.855	9.91	50,550
Ronald W. Clayton	5/15/08	1,750	0	175,000	481,250
	5/15/08					15,221			9.91	150,840
	5/15/08						40,872	9.855	9.91	151,651
Michael H. Callahan	5/15/08	1,300	0	130,000	357,500
	5/15/08					10,147			9.91	100,557
	5/15/08						27,248	9.855	9.91	101,101
Dr. Dean W.A. McDonald	5/15/08	1,300	0	130,000	357,500
	5/15/08					12,684			9.91	125,698
	5/15/08						34,060	9.855	9.91	127,413
Lewis E. Walde[8]	- -	- -	- -	- -	- -	- -	- -	- -	- -	- -
____________________

1.	LTIP – Performance Units awarded for the 2008-2010 plan period to each of the NEOs.

2.	These columns show the potential value of the payout for each NEO under the 2008-2010 LTIP period if the threshold, target or maximum goals are satisfied for all performance measures. The potential payouts are performance-driven and therefore completely at risk. The business measurements and performance goals for determining the payout are described in the “Compensation Discussion and Analysis” starting on page 33. As reflected in the “Summary Compensation Table,” awards were paid out for the 2006- 2008 plan period. Dollar amounts shown in this column are valued as follows: Threshold, $0; Target, $100; and Maximum, $275.

3.	This column shows the number of RSUs granted on May 15, 2008, to the NEOs under the terms of the KEDCP. The restrictions lapse on May 15, 2009, at which time the units are converted into shares of our Common Stock. In addition, this column shows the amount of shares received by each NEO for the 2006-2008 LTIP on March 9, 2009. These shares are deferred in each NEO’s stock account in the KEDCP until January 2, 2010, except for Mr. Callahan and Mr. Walde, who were paid in Common Stock under the 1995 Stock Incentive Plan.

4.	This column shows the number of stock options granted on May 15, 2008, to the NEOs under the terms of our 1995 Stock Incentive Plan. These options vested and became exercisable on the date of grant.

5.	This column shows the exercise price for the stock options granted. Pursuant to the terms of our 1995 Stock Incentive Plan, the exercise price of each option granted is determined by using the mean between the highest and lowest reported sales prices of our Common Stock on the NYSE on the date of grant.

6.	This column shows the closing market price of our Common Stock on the NYSE on the date of grant.

7.	This column shows the grant date fair value of the RSUs and stock options computed in accordance with SFAS 123(r). For the RSUs granted to Mr. Sabala on March 26, 2008, the fair market value is calculated using the closing price of our Common Stock on the NYSE on the grant date of $11.37. For the RSUs granted on May 15, 2008, the fair value is calculated using the closing price of our Common Stock on the NYSE on the grant date of $9.91. For the stock options granted to Mr. Sabala on March 26, 2008, and the stock options granted to the NEOs on May 15, 2008, the amounts listed in this column reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs. (See footnote 4 to the “Summary Compensation Table” on page 43). For additional information on the valuation assumptions, refer to Note 10 of our financial statements in our Form 10-K for the year ended December 31, 2008, as filed with the SEC.

8.	Mr. Walde resigned his position as Vice President and Chief Financial Officer, effective May 15, 2008, and was not awarded any RSUs or stock options.

     The following table provides information on the current holdings of stock option and stock awards by the NEOs. This table includes unexercised and unvested stock option awards, and unvested RSUs. Each equity grant is shown separately for each NEO. All options are vested. The option prices shown below were determined by using the mean between the highest and lowest reported sales prices of our Common Stock on the NYSE on the date of grant. The market value of the RSUs is based on the closing market price of our Common Stock on the NYSE as of December 31, 2008, which was $2.80. For additional information about the option awards and RSUs, see the description of equity incentive compensation in the “Compensation Discussion and Analysis” on page 36.

Outstanding Equity Awards at Fiscal Year-End for 2008

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying				Number of Shares		Market Value of
	Unexercised	Unexercised	Option			or Units of Stock		Shares or Units of
	Options	Options	Exercise		Option	That Have Not		Stock That Have
	(#)	(#)	Price	Option	Expiration	Vested		Not Vested
Name	Exercisable	Unexercisable	($)	Grant Date	Date	(#)		($)
Phillips S. Baker, Jr.	120,000	- -	5.995	5/6/04	5/6/09
	146,000	- -	4.92	5/6/05	5/6/10
	146,000	- -	6.495	5/5/06	5/5/11
	110,000	- -	8.61	5/3/07	5/3/12
	122,616	- -	9.855	5/15/08	5/15/13
						45,662	[1]	127,854
James A. Sabala	33,000	- -	11.34	3/26/08	3/26/13
	13,624	- -	9.855	5/15/08	5/15/13
						8,818	[2]	24,690
						5,074	[1]	14,207
Ronald W. Clayton	40,872	- -	9.855	5/15/08	5/15/13
						15,221	[1]	42,619
Dr. Dean W.A. McDonald	10,000	- -	6.435	9/1/06	9/1/11
	26,000	- -	8.61	5/3/07	5/3/12
	34,060	- -	9.855	5/15/08	5/15/13
						12,684	[1]	35,515
Michael H. Callahan	32,000	- -	4.92	5/6/05	5/6/10
	25,000	- -	6.495	5/5/06	5/5/11
	20,000	- -	4.855	6/6/06	6/6/11
	26,000	- -	8.61	5/3/07	5/3/12
	27,248	- -	9.855	5/15/08	5/15/13
						10,147	[1]	28,412
Lewis E. Walde[3]	- -	- -	- -	- -	- -	- -		- -

____________________

1.	RSU awards made on May 15, 2008. The restrictions lapse on May 15, 2009. If any NEO leaves the Company before the restrictions lapse, the NEO forfeits these RSUs.

2.	RSUs awarded to Mr. Sabala on March 26, 2008. The restrictions lapse on May 15, 2009. If Mr. Sabala leaves the Company before the restrictions lapse, he forfeits these RSUs.

3.	Mr. Walde resigned his position as Vice President and Chief Financial Officer, effective May 15, 2008. Mr. Walde was not awarded any RSUs and all remaining stock options Mr. Walde held terminated on December 31, 2008.

     The following table shows information concerning the exercise of stock options and the number of stock awards that vested during fiscal year 2008 for each of the NEOs and the value realized on the exercise of options and vesting of stock awards during fiscal year 2008.

Option Exercises and Stock Vested for 2008

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized
	Acquired on Exercise	Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)
Phillips S. Baker, Jr.	51,889[1]	322,075
	30,581[1]	120,397
	200,000[2]	- -
			31,100[3]	331,526
James A. Sabala	- -	- -	- -	- -
Ronald W. Clayton	- -	- -	11,100[3]	118,326
Michael H. Callahan	- -	- -	7,200[3]	76,752
Dr. Dean W.A. McDonald	- -	- -	7,200[3]	76,752
Lewis E. Walde	- -	- -	7,200[3]	76,752
____________________

1.	Pursuant to Section 409A of the Internal Revenue Code, in November 2006, our Board elected to amend the KEDCP to discontinue the option to purchase discounted stock options under the plan. Any options already purchased under the plan that vested after January 1, 2005, would be exercised within the plan and any proceeds gained upon the exercise would be deferred into the participant’s investment account until such time as a distributable event occurs or upon a date determined by the participant in the prior year. These stock options were exercised within the plan and the proceeds deferred into the investment account of Mr. Baker in the KEDCP until a distributable event or on a date elected by him.

2.	Pursuant to the terms of the KEDCP, Mr. Baker was forced to exercise these stock options. Because the value of our Common Stock was below the purchase price of these stock options at the time of exercise, Mr. Baker did not receive any proceeds from this exercise.

3.	The NEOs were granted these RSUs on May 3, 2007. The RSUs are credited to each NEO’s stock account in the KEDCP. On May 5, 2008, the restrictions lapsed and each NEO received their units in the form of shares of our Common Stock. The shares were acquired at a price of $10.66, which was determined by using the mean between the highest and lowest reported sales prices of our Common Stock on the NYSE on May 5, 2008.

     The table below provides information on the nonqualified deferred compensation of the NEOs in 2008.

Nonqualified Deferred Compensation for 2008

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions in	Earnings in	Withdrawals/	Balance at Last
	in Last FY	Last FY	Last FY1	Distributions[2]	FYE[3]
Name	($)	($)	($)	($)	($)
Phillips S. Baker, Jr.	60,000	- -	6,158	334,167	89,244
James A. Sabala	- -	- -	- -	- -	- -
Ronald W. Clayton	- -	- -	1,607	46,305	- -
Michael H. Callahan	50,000	- -	30,248	348,256	510,299
Dr. Dean W.A. McDonald[4]	- -	- -	- -	- -	- -
Lewis E. Walde	7,500	- -	14,820	350,764	- -
____________________

1.	Total amount of interest earned on deferred compensation in the NEO’s investment account for fiscal year 2008.

2.	The amounts reported in this column include amounts that were previously reported as compensation to the NEOs in the Company’s Summary Compensation Table for previous years.

3.	The amounts reported in this column are also included in the tables under the section entitled “Potential Payments Upon Termination or Change-in-Control.”

4.	Canadian employees are not eligible to participate in our deferred compensation plan.

     Pursuant to the Company’s KEDCP, executives and key employees, including the NEOs, may defer awards earned under the LTIP, AIP and any RSUs granted under the terms of the KEDCP. Deferral elections are made by eligible executives in the prior year for amounts to be earned (or granted with regard to long-term stock grants) in the following year. An executive may defer all or a portion of his or her annual non-equity incentive compensation, long-term stock unit grants, awards under the KEDCP, up to 100% of their base compensation and up to 100% of their performance-based or bonus compensation. The KEDCP also provides for corporate matching amounts where the participants elect to have their deferred compensation value based on our Common Stock in order to promote alignment of the participants with our Common Stock shareholders. It also provides for corporate discretionary allocations of amounts valued by our Common Stock.

     Amounts deferred under the KEDCP are initially credited to either an investment account or a stock account. Amounts credited to the investment account of a participant under the KEDCP are valued in dollars and are delivered to the participant in cash upon a distributable event. Amounts credited to the stock account of a participant are valued based upon our Common Stock and are delivered to the participant in shares of our Common Stock upon a distributable event.

     As of the end of the last day of each calendar month, an additional amount is credited to the investment account of the participant equal to the product of (i) the average daily balance of the investment account for the month, multiplied by (ii) the annual prime rate for corporate borrowers quoted at the beginning of the quarter by The Wall Street Journal (or such other comparable interest rate as the Compensation Committee may designate from time to time).

     The amounts credited to the investment or stock account of a participant under the KEDCP are distributable or payable, in general, upon the earliest to occur of one or more of the following distribution events: (i) the date on which the participant separates from service with us, with the right to a distribution delayed for six months for certain “specified employees”; (ii) the date on which the participant separates from service with us due to “disability,” which is defined in Section 409A of the Internal Revenue Code; (iii) the

date on which the participant dies; (iv) a fixed date or fixed schedule selected by the participant; (v) the date on which occurs an “unforeseeable emergency,” which is defined in Section 409A of the Internal Revenue Code; (vi) the date on which occurs a “change-in-control” of the Company, which is defined in regulations issued by the Internal Revenue Service; and (vii) the date on which the KEDCP terminates.

     The KEDCP is at all times considered to be entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and no provision will at any time be made with respect to segregating our assets for the payment of any amounts under the KEDCP. Any funds that may be invested for purposes of fulfilling our promises under the KEDCP are for all purposes to be part of our general assets and available to general creditors in the event of a bankruptcy or insolvency of the Company. Nothing contained in the KEDCP will constitute a guarantee by us that any funds or assets will be sufficient to pay any benefit under the KEDCP.

     Prior to November 6, 2006, in accordance with the terms of the KEDCP, the Compensation Committee could permit participants to purchase discounted stock option units. The KEDCP was amended on November 6, 2006, and as a result, two things occurred. First, the plan was amended to discontinue the purchase of discounted stock option units. However, several of the NEOs have discounted stock option units they purchased prior to the amendment. With regard to those discounted stock option units that vested before January 1, 2005, (the date that Section 409A was enacted by the Internal Revenue Code), those are reported in the beneficial ownership table as “KEDCP Options” and are exercisable by the participant. The second consequence of the November 6, 2006, amendment was that any discounted stock option units that vested after January 1, 2005, are now exercisable within the plan and the gain realized from the exercise by the participant is credited to the participant’s investment account in the KEDCP until such time as they elect a distribution or upon a distributable event. The gain cannot be taken in units measured in shares of stock. The discounted stock option units that vested after January 1, 2005, are not considered to be beneficially owned, and therefore, are not included in the beneficial ownership table. Mr. Baker is the only NEO who has discounted stock option units that vest after January 1, 2005. He has a total of 225,484 discounted stock option units.

Employment Agreements, Change-in-Control and Termination

     We have Employment Agreements (collectively, the “Employment Agreements”) with Messrs. Baker, Sabala, Clayton, and Dr. McDonald.

     Mr. Walde resigned from the Company, effective May 15, 2008, at which time his Employment Agreement was terminated. Mr. Callahan’s Employment Agreement terminated upon his resignation from the Company on January 15, 2009.

     The Employment Agreements were recommended to the Board by the Compensation Committee and were approved by the Board on the basis of such recommendation. The Employment Agreements, which are substantially identical except for compensation provisions, provide that each of the NEOs shall serve in such executive position as the Board may direct. The Employment Agreements become effective only upon a “change in control” of the Company (the date of such change of control is referred to as the “Effective Date”). The term of employment under the Employment Agreements is three years from the Effective Date. The Employment Agreements have a change in control period of three years, and this period is automatically renewed for an additional year from the anniversary date of each year unless we give notice of nonrenewal 60 days prior to the renewal date. Under the Employment Agreements, a change in control is, with certain limitations, deemed to occur if: (i) a person (including a “group” under Section 13d-3 of the Exchange Act) becomes the beneficial owner of 20% or more of the voting power of the Company; (ii) as the result of a tender offer, merger, proxy fight or similar transaction, the persons who were previously directors of the Company cease to constitute a majority of the Board; (iii) consummation of the sale of all, or substantially all, of the assets of the Company (with certain limitations); or (iv) the approval of a plan of dissolution or liquidation.

     The Employment Agreements are intended to ensure among other things that, in the event of a change-in-control, each NEO will continue to focus on adding shareholder value. We seek to accomplish this by assuring that each NEO continues to receive payments and other benefits equivalent to those he was receiving at the time of a change-in-control for the duration of the term of the Employment Agreement. The Employment Agreements also provide that should a NEO’s employment be terminated either (i) by the NEO for good reason, or (ii) by the Company (other than for cause or disability) after the Effective Date of the Employment Agreement, he would receive from us a lump-sum defined amount generally equivalent to three times the aggregate of his then annual base salary rate and his highest annual bonus prior to the Effective Date.

     The NEOs would also be entitled to lump-sum payments representing the difference in pension and supplemental retirement benefits to which they would be entitled on (i) the date of actual termination, and (ii) the end of the three-year employment period under the Employment Agreements. We would also maintain such NEO’s participation in all benefit plans and programs (or provide equivalent benefits if such continued participation was not possible under the terms of such plans and programs).

     A NEO whose employment has terminated would not be required to seek other employment in order to receive the defined benefits. The Employment Agreements also provide that under certain circumstances we will make an additional gross-up payment if necessary to place the NEO in the same after-tax position as if no excise tax were imposed by the Internal Revenue Code.

     The table starting on page 51 reflects the amount of compensation to each of the NEOs in the event of termination of such NEO’s employment under the terms of the NEO’s Employment Agreement. That table also shows the amount of compensation payable to each NEO upon voluntary termination; involuntary not for cause termination; for cause termination; termination following a change-in-control; and in the event of disability or death of the NEO. The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time, and are estimates of the amounts which would be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from Hecla.

     Payments Made Upon Termination. For voluntary and involuntary not for cause terminations, NEOs may receive: (i) a prorated portion of short-term performance compensation; (ii) any amounts due under matured long-term performance compensation plans; (iii) one month of health and welfare benefits; and (iv) any earned, but unused vacation. Neither of these terminations would impact their vested retirement plans and the 401(k) match would be deposited in their accounts.

     Payments Made Upon Retirement. The NEOs could receive a prorated portion of any short-term performance compensation and a prorated portion of any long-term compensation in effect at the time of their retirement. They would also receive one month of health and welfare benefits and any earned, but unused vacation and the 401(k) match would be deposited in their accounts. As of December 31, 2008, none of the NEOs are eligible for early or regular retirement.

     Payments Made Upon Death or Disability. Upon death or disability, the NEOs would receive a prorated portion of any short-term performance compensation as well as a prorated portion of any long-term compensation plans in which the NEO was a participant. They would also receive one month of health and welfare benefits and any earned, but unused vacation. In both cases, retirement would be reduced in accordance with the terms of the plans and, in the case of death, the surviving spouse or other beneficiary would receive the payments. They would also receive one month of health and welfare benefits and any accrued, but unused vacation and the 401(k) match would be deposited in their accounts.

     Payments Made Upon a Change-in-Control. If a change-in-control occurs as defined in the NEOs’ Employment Agreements, they would be eligible for a prorated portion of any short-term performance compensation and a prorated portion of any long-term performance compensation as though they had been employed for an additional three years. They would also receive three years of health and welfare benefits and disability and life insurance premiums would be paid. In addition to any earned, but unused vacation, they would be eligible for up to $20,000 in outplacement assistance and the 401(k) match would be deposited in their accounts.

     The Employment Agreements provide for specified payments and other benefits if the NEO’s employment is terminated either (i) by the NEO for good reason, or (ii) by Hecla or its successor other than for cause, death or disability, within the three years following a change-in-control, or prior to a change-in-control if it can be demonstrated that the termination was related to a potential change-in-control. These payments and benefits include the following:

  all accrued obligations;

  lump-sum payment generally equal to three times the sum of the NEO’s then annual base salary and the NEO’s highest annual bonus for the three years prior to the change-in-control;

  lump-sum payment equal to the difference in the Retirement Plan and Supplemental Plan benefits to which the NEO would be entitled on (i) the date of actual termination, and (ii) three years later; and

  the continued participation for three years in all of Hecla’s benefits plans and programs (or provision of equivalent benefits if such continued participation was not possible under the terms of such plans and programs).

     In addition, our equity compensation plans provide for immediate vesting of all stock options and restricted stock awards in the event of a change-in-control. Also, the LTIP will pay out a pro rata award based on target performance, regardless of actual performance. These plan provisions enable the executives to recognize the value of their long-term contribution to Hecla and not affect management decisions following termination.

     The Employment Agreements provide that in the event that (i) a payment qualifies as an “excess parachute payment” under Section 280G of the Internal Revenue Code and is therefore subject to an excise tax, and (ii) the value of the “excess parachute payment” exceeds 110% of the safe harbor amount, then we will make an additional gross-up payment to place the NEO in the same after-tax position as if no excise tax were imposed. If the value of the “excess parachute payment” does not exceed 110% of the safe harbor amount, then no gross-up payment will be made to the NEO. The intent of this provision is to limit the exposure of Hecla and the NEOs to the “excess parachute payment” rules.

				Termination
		Involuntary		Following a
	Voluntary	Not For Cause	For Cause	Change-in-
	Termination	Termination	Termination	Control	Disability	Death
	on	on	on	on	on	on
Executive Benefits and	12/31/08	12/31/08	12/31/08	12/31/08	12/31/08	12/31/08
Payments Upon Termination	($)	($)	($)	($)	($)	($)
Phillips S. Baker, Jr.
Short-term Performance Compensation	- -	- -	- -	924,000 [1]	- -	- -
Stock Options	- -	- -	- -	- -	- -	- -
Restricted Stock	- -	- -	- -	452,510	- -	- -
Long-term Performance Compensation	640,837	640,837	640,837	1,922,511	1,200,837	1,200,837
Benefits & Perquisites:
Retirement Plans[2]	376,997	376,997	376,997	632,448	- -	777,561
Deferred Compensation[3]	89,244	89,244	89,244	89,244	89,244	89,244
Health and Welfare Benefits[4]	1,076	1,076	1,076	38,736	1,076	1,076
Disability Income[5]	- -	- -	- -	- -	1,427,916	- -
Life Insurance Benefits[6]	- -	- -	- -	11,103	- -	325,000
Change in Control Payment	- -	- -	- -	1,335,000	- -	- -
Earned Vacation Pay	34,231	34,231	34,231	34,231	34,231	34,231
Outplacement	- -	- -	- -	20,000	- -	- -
Total	1,142,385	1,142,385	1,142,385	5,459,783	2,753,304	2,247,949

				Termination
		Involuntary		Following a
	Voluntary	Not For Cause	For Cause	Change-in-
	Termination	Termination	Termination	Control	Disability	Death
	on	on	on	on	on	on
Executive Benefits and	12/31/08	12/31/08	12/31/08	12/31/08	12/31/08	12/31/08
Payments Upon Termination	($)	($)	($)	($)	($)	($)
James A. Sabala
Short-term Performance Compensation	85,000	85,000	- -	255,000 [1]	85,000	85,000
Stock Options	- -	- -	- -	- -	- -	- -
Restricted Stock	- -	- -	- -	87,386	- -	- -
Long-term Performance Compensation	70,701	70,701	70,701	212,103	186,201	186,201
Benefits & Perquisites:
Retirement Plans[2]	11,980	11,980	11,980	89,284	- -	17,271
Deferred Compensation[3]	- -	- -	- -	- -	- -	- -
Health and Welfare Benefits[4]	1,076	1,076	1,076	38,736	1,076	1,076
Disability Income[5]	- -	- -	- -	- -	1,120,228	- -
Life Insurance Benefits[6]	- -	- -	- -	10,147	- -	280,000
Change in Control Payment	- -	- -	- -	840,000	- -	- -
Earned Vacation Pay	16,154	16,154	16,154	16,154	16,154	16,154
Outplacement	- -	- -	- -	20,000	- -	- -
Total	184,911	184,911	99,911	1,568,810	1,408,659	585,702
Ronald W. Clayton
Short-term Performance Compensation	- -	- -	- -	367,800 [1]	- -	- -
Stock Options	- -	- -	- -	- -	- -	- -
Restricted Stock	- -	- -	- -	150,840	- -	- -
Long-term Performance Compensation	213,074	213,074	213,074	639,222	388,074	388,074
Benefits & Perquisites:
Retirement Plans[2]	433,814	433,814	433,814	591,413	1,221,429	818,805
Deferred Compensation[3]	- -	- -	- -	- -	- -	- -
Health and Welfare Benefits[4]	1,076	1,076	1,076	38,736	1,076	1,076
Disability Income[5]	- -	- -	- -	- -	1,278,206	- -
Life Insurance Benefits[6]	- -	- -	- -	8,939	- -	235,000
Change in Control Payment	- -	- -	- -	705,000	- -	- -
Earned Vacation Pay	18,077	18,077	18,077	18,077	18,077	18,077
Outplacement	- -	- -	- -	20,000	- -	- -
Total	666,041	666,041	666,041	2,540,027	2,906,862	1,461,032
Michael H. Callahan
Short-term Performance Compensation	- -	- -	- -	33,000 [1]	- -	- -
Stock Options	- -	- -	- -	- -	- -	- -
Restricted Stock	- -	- -	- -	100,557	- -	- -
Long-term Performance Compensation	203,389	203,389	203,389	610,167	333,389	333,389
Benefits & Perquisites:
Retirement Plans[2]	249,464	249,464	249,464	336,494	1,064,743	668,096
Deferred Compensation[3]	510,299	510,299	510,299	510,299	510,299	510,299
Health and Welfare Benefits[4]	1,076	1,076	1,076	38,736	1,076	1,076
Disability Income[5]	- -	- -	- -	- -	1,313,434	- -
Life Insurance Benefits[6]	- -	- -	- -	7,798	- -	205,000
Change in Control Payment	- -	- -	- -	615,000	- -	- -
Earned Vacation Pay	15,769	15,769	15,769	15,769	15,769	15,769
Outplacement	- -	- -	- -	20,000	- -	- -
Total	979,997	979,997	979,997	2,287,820	3,238,710	1,733,629

				Termination
		Involuntary		Following a
	Voluntary	Not For Cause	For Cause	Change-in-
	Termination	Termination	Termination	Control	Disability	Death
	on	on	on	on	on	on
Executive Benefits and	12/31/08	12/31/08	12/31/08	12/31/08	12/31/08	12/31/08
Payments Upon Termination	($)	($)	($)	($)	($)	($)
Dr. Dean W. McDonald
Short-term Performance Compensation	- -	- -	- -	286,800 [1]	- -	- -
Stock Options	- -	- -	- -	- -	- -	- -
Restricted Stock	- -	- -	- -	125,698	- -	- -
Long-term Performance Compensation	150,604	150,604	150,604	451,812	273,935	273,935
Benefits & Perquisites:
Retirement Plans[2]	40,093	40,093	40,093	111,152	- -	69,150
Deferred Compensation[3]	- -	- -	- -	- -	- -	- -
Health and Welfare Benefits[4]	- -	- -	- -	- -	- -	- -
Disability Income[5]	- -	- -	- -	- -	771,207	- -
Life Insurance Benefits[6]	- -	- -	- -	5,329	- -	193,000
Change in Control Payment	- -	- -	- -	579,000	- -	- -
Earned Vacation Pay	11,135	11,135	11,135	11,135	11,135	11,135
Outplacement	- -	- -	- -	20,000	- -	- -
Total	201,832	201,832	201,832	1,590,926	1,056,277	547,220
____________________

1.	Represents three times the highest annual bonus paid in the last three years.

2.	Reflects the estimated lump-sum present value of qualified and nonqualified retirement plans to which the NEO would be entitled. None of the NEOs qualify for early or regular retirement on December 31, 2008, under our retirement plan.

3.	Reflects the lump-sum present value held in the NEO’s account under our KEDCP as of December 31, 2008.

4.	Reflects the estimated lump-sum value of all future premiums, which will be paid on behalf of the NEO under our health and welfare benefit plans.

5.	Reflects the estimated lump-sum present value of all future payments, which the NEO would be entitled to receive under our disability program.

6.	Reflects the estimated lump-sum value of the cost of coverage for life insurance provided by us to the NEO; provided, however, that the amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to the NEO’s beneficiaries upon his death.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information about our equity compensation plans as of December 31, 2008. All outstanding awards relate to our Common Stock.

		Weighted-Average	Number of Securities
	Number of Securities To	Exercise Price	Remaining Available For
	Be Issued Upon Exercise	Of Outstanding	Future Issuance Under
	of Outstanding Options,	Options,	Equity Compensation
	Warrants and Rights	Warrants and Rights	Plans
Equity Compensation Plans Approved by Security
Holders:
1995 Stock Incentive Plan	1,397,179	7.80	3,449,697
Stock Plan for Nonemployee Directors	- -	N/A	735,454
Key Employee Deferred Compensation Plan	100,000	3.65	4,113,984
Equity Compensation Plans Not Approved by
Security Holders	- -	- -	- -
Total	1,497,179	7.52	8,299,135

OTHER BENEFITS

Retirement Plan

     Our officers participate in the Hecla Mining Company Qualified Retirement Plan (the “Retirement Plan”), which covers substantially all of our employees, except for certain hourly employees who are covered by separate plans. Contributions to the Retirement Plan, and the related expense or income, are based on general actuarial calculations and, accordingly, no portion of our contributions, or related expenses or income, is specifically attributable to our officers. We were not required to make a contribution for 2008. We also have an unfunded Supplemental Retirement Benefit Plan adopted in November 1985 (the “Supplemental Plan”) under which the amount of any benefits not payable under the Retirement Plan by reason of the limitations imposed by the Internal Revenue Code and/or the Employee Retirement Income Security Act, as amended (the “Acts”), and the loss, if any, due to a deferral of salary made under our KEDCP and/or our 401(k) Plan will be paid out of our general funds to any employee who may be adversely affected. Under the Acts, the current maximum annual pension benefit payable by the Retirement Plan to any employee is $185,000 subject to specified adjustments and is calculated using earnings not in excess of $230,000. Upon reaching the normal retirement age of 65, each participant is eligible to receive annual retirement benefits in monthly installments for life equal to, for each year of credited service, 1% of final average annual earnings (defined as the highest average earnings of such employee for any 36 consecutive calendar months during the final 120 calendar months of service) up to the applicable covered compensation level (which level is based on the Social Security maximum taxable wage base) and 1.75% of the difference, if any, between final average annual earnings and the applicable covered compensation level. The Retirement Plan and Supplemental Plan define earnings for purposes of the plans to be “a wage or salary for services of employees inclusive of any bonus or special pay including gain sharing programs, contract miners’ bonus pay and the equivalent.”

     The following table shows estimated aggregate annual benefits under our Retirement Plan and the Supplemental Plan payable upon retirement to a participant who retires in 2008 at age 65 having the years of service and final average annual earnings as specified. The table assumes Social Security covered compensation levels as in effect on January 1, 2008.

Estimated Annual Retirement Benefits

Final Average	Years of Credited Service
Annual Earnings	5	10	15	20	25	30	35
$100,000	$6,632	$13,264	$19,896	$26,527	$33,159	$39,791	$46,423
125,000	8,819	17,639	26,458	35,277	44,097	52,916	61,735
150,000	11,007	22,014	33,021	44,027	55,034	66,041	77,048
175,000	13,194	26,389	39,583	52,777	65,972	79,166	92,360
200,000	15,382	30,765	46,146	61,527	76,909	92,291	107,673
225,000	17,569	35,139	52,708	70,277	87,847	105,416	122,985
250,000	19,757	39,514	59,271	79,027	98,784	118,541	138,298
275,000	21,944	43,889	65,883	87,777	109,722	131,666	153,610
300,000	24,132	48,264	72,396	96,527	120,659	144,791	168,923
325,000	26,319	52,639	78,958	105,277	131,597	157,916	184,235
350,000	28,507	57,014	85,521	114,027	142,534	171,041	199,548
375,000	30,694	61,389	92,083	122,777	153,472	184,166	214,860
400,000	32,882	65,764	98,646	131,527	164,409	197,291	230,173
425,000	35,069	70,139	105,208	140,277	175,347	210,416	245,485
450,000	37,257	74,514	111,771	149,027	186,284	223,541	260,798
475,000	39,444	78,889	118,333	157,777	197,222	236,666	276,110
500,000	41,632	83,264	124,896	166,527	208,159	249,791	291,423

     Benefits listed in the pension table are not subject to any deduction for Social Security or other offset amounts. As of December 31, 2008, the following executive officers have completed the indicated number of full years of credited service: P. Baker, 7 years; J. Sabala, -0- years; R. Clayton, 19 years; M. Callahan, 16 years; and Dr. McDonald, 2 years.

Pension Benefits

     The following table shows pension information under the Hecla Mining Company Retirement Plan and the Supplemental Plan for the NEOs as of December 31, 2008. The terms and conditions for participation in, and payments from these plans are described below under “Other Benefits.” The actuarial present value of accumulated benefit is determined using the same assumptions used for financial reporting purposes except that retirement age is assumed to be the normal retirement age of 65. These assumptions are described in the pension footnotes to our financial statements combined in our Annual Report to shareholders and our Annual Report on Form 10-K.

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
Phillips S. Baker, Jr.	Hecla Mining Company
	Retirement Plan	7	93,198	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		283,799	- -
James A. Sabala	Hecla Mining Company
	Retirement Plan	- -	11,980	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		- -	- -
Ronald W. Clayton	Hecla Mining Company
	Retirement Plan	19	250,382	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		183,432	- -
Michael H. Callahan	Hecla Mining Company
	Retirement Plan	16	140,889	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		108,575	- -
Dr. Dean W. McDonald	Hecla Mining Company
	Retirement Plan	2	32,484	- -
	Hecla Mining Company
	Supplemental Excess
	Retirement Plan		7,609	- -

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

     The Audit Committee consists of John H. Bowles (Chairman), David J. Christensen, Terry V. Rogers, and Charles B. Stanley. Each member of the Audit Committee satisfies the definition of “independent director” as established in the NYSE listing standards and SEC rules. In addition, each member of the Audit Committee is financially literate and the Board has determined that John H. Bowles, David J. Christensen, and Charles B. Stanley each qualify as an audit committee “financial expert” as defined by SEC rules3.
____________________

[3]	Audit Committee “financial expert” is defined as a person who has thorough: (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor or position performing similar functions; (ii) experience actively supervising one or more such persons; (iii) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (iv) other relevant experience and the following attributes: (a) an understanding of Generally Accepted Accounting Principles and financial statements; (b) the ability to assess the general application of Generally Accepted Accounting Principles in connection with the accounting for estimates, accruals, and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can be reasonably expected to be raised by a company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal controls and procedures for financial reporting; and (e) an understanding of audit committee functions.

     The Audit Committee’s principal functions are to assist the Board in fulfilling its oversight responsibilities, and to specifically review: (i) the integrity of our financial statements; (ii) the independent auditor’s qualifications and independence; (iii) the performance of our system of internal audit function and the independent auditor; and (iv) our compliance with laws and regulations, including disclosure controls and procedures. During 2008, the Audit Committee worked with management, our internal auditor and our independent auditor to address Sarbanes-Oxley Section 404 internal control requirements. The Audit Committee also appoints our independent auditor. The Audit Committee met eight times in 2008.

     The Audit Committee acts under a written charter as amended and restated effective January 1, 2007. You may obtain a copy of the charter in the “Corporate” section of http://www.hecla-mining.com under “Governance Documents” or by writing to us at Hecla Mining Company, 6500 N. Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815-9408, Attn.: Investor Relations.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended December 31, 2008

     The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal control over financial reporting. Our independent auditors are engaged to audit and express opinions on the conformity of our financial statements to accounting principles generally accepted in the United States, and the effectiveness of our internal control over financial reporting.

     The Audit Committee has reviewed and discussed the audited financial statements together with the results of management’s assessment of the internal control over financial reporting with management and the independent auditor. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence, as may be modified or supplemented. The Audit Committee meets with the internal auditor and independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee has considered whether the independent auditor’s provision of non-audit services to us is compatible with the auditor’s independence.

     Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that our audited financial statements be included in the our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

Appointment of Auditors

     The Audit Committee has appointed the firm of BDO Seidman, LLP (“BDO”) as our independent registered public accounting firm for 2009. Under the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole authority to appoint the independent auditors for us. However, the Board of Directors feels that it is important for the shareholders to approve the selection of BDO. The Board is asking our shareholders to ratify and approve the selection of BDO as our independent registered public accounting firm for 2009. BDO has served as our independent auditor since 2001. Representatives of BDO are expected to be present at the Annual Meeting with the opportunity to make statements and respond to appropriate questions from shareholders present at the meeting.

THE AUDIT COMMITTEE

John H. Bowles, Chairman
David J. Christensen
Terry V. Rogers
Charles B. Stanley

AUDIT FEES

Audit and Non-Audit Fees

     The following table represents fees for professional audit services rendered by BDO for the audit of our annual financial statements for the years ended December 31, 2008, and December 31, 2007, and fees for other services rendered by BDO during those periods.

	2008	2007
Audit Fees	$1,030,794	$632,670
Audit Related Fees	73,000	87,335
Tax Fees	31,540	31,192
All Other Fees	- -	- -
Total	$1,135,334	$751,197

     Audit Fees. Annual audit fees relate to services rendered in connection with the annual audit of our consolidated financial statements, quarterly reviews of financial statements included in our quarterly reports on Form 10-Q, and fees related to the registration of securities with the SEC.

     Audit Related Fees. Audit related fees consisted principally of fees for audits of financial statements of employee benefit plans, as well as consultation on accounting standards or transactions.

     Tax Fees. Tax services consisted of fees for tax consultation and tax compliance services, which included preparation of tax returns for our Venezuelan and Mexican subsidiaries, tax planning and miscellaneous tax research.

     All Other Fees. There were no other fees.

     The Audit Committee considers whether the provision of these services is compatible with maintaining BDO’s independence, and has determined such services for fiscal years 2008 and 2007 were compatible. All of the fees were pre-approved. All of the services described above were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(B) of Rule 2-01 of Regulation S-X promulgated by the SEC, to the extent that rule was applicable during fiscal years 2008 and 2007.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

     The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditor. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditor. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditor for specific projects. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more Audit Committee members, provided that any such pre-approvals are reported on at a subsequent Audit Committee meeting.

ANNUAL REPORT

     Our Annual Report to Shareholders, consisting of our Form 10-K for the year ended December 31, 2008, and other information, is being made available to shareholders with this Proxy Statement. Shareholders of record may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, without cost by (i) written request to Attn.: Investor Relations, or (ii) requesting a copy through our website at http://www.hecla-mining.com under “Investor Relations” and then selecting “Proxy Materials” and “Contact Information.” In addition, a shareholder may also view the Annual Report on our website. The Annual Report on Form 10-K is not part of the proxy solicitation materials for the Annual Meeting.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Board is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. However, should other business properly be brought before the Annual Meeting, the proxies will be voted thereon at the discretion of the persons acting thereunder.

By Order of the Board of Directors

Michael B. White
Corporate Secretary

April 13, 2009

MEETING TO BE HELD AT:

The Salvation Army
Coeur d’Alene Ray and Joan Kroc
Corps Community Center
1765 W. Golf Course Road
Coeur d’Alene, Idaho

DRIVING DIRECTIONS

Driving Directions – Coeur d’Alene

The Salvation Army, Coeur d’Alene Ray and Joan Kroc Corps Community Center is located off of Ramsey Rd., North of I-90 exit 11, on W. Golf Course Rd.

Directions from Washington

From I-90 Eastbound, take the Northwest Blvd. (exit 11). From exit ramp, turn left onto N. Ramsey Rd. and continue for 0.4 miles. Turn left onto W. Golf Course Rd.

Directions from Montana

From I-90 Westbound, take the Northwest Blvd. (exit 11). From exit ramp, turn right onto N. Ramsey Rd. and continue for 0.4 miles. Turn left onto W. Golf Course Rd.

HECLA MINING COMPANY 6500 N. MINERAL DRIVE SUITE 200 COEUR D' ALENE, ID 83815
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M12850	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
HECLA MINING COMPANY			For	Withhold	For All
			All	All	Except
The Board of Directors recommends a vote "FOR" the election of nominees for Director listed in Item 1 and "FOR" Proposal 2.			☐	☐	☐

Vote On Directors
1.	Election of Directors

Nominees:
	01)	John H. Bowles
	02)	George R. Nethercutt, Jr.
To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below.

Vote On Proposals		For	Against	Abstain

2.	PROPOSAL to ratify and approve the selection of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending December 31, 2009.	☐	☐	☐

3.	In their discretion on all other business that may properly come before the meeting or any adjournment or adjournments thereof.

This Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR the election of the two nominees for Director and FOR the approval of Proposal 2.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

NOTE: The Proxy must be signed exactly as your name or names appear(s) on this card. Executors, administrators, trustees, partners, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer(s), who should specify the title(s) of such officer(s).

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

M12851

HECLA MINING COMPANY
6500 N. Mineral Drive, Suite 200
Coeur d’Alene, Idaho 83815-9408

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	ANNUAL MEETING OF SHAREHOLDERS May 29, 2009

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
OF THE NOMINEES FOR DIRECTOR LISTED IN ITEM 1 AND "FOR" PROPOSAL 2.

     The undersigned, revoking any previous proxies, hereby appoints PHILLIPS S. BAKER, JR. and MICHAEL B. WHITE, and each of them, proxies of the undersigned, with full power of substitution, to attend the Company's Annual Meeting of Shareholders on May 29, 2009, and any adjournments or postponements thereof, and there to vote the undersigned's shares of Common Stock of the Company on the matters listed on the reverse side as described in the Board of Directors' Proxy Statement for such meeting, a copy of which has been received by the undersigned.